Exhibit 10.29

Date: 17/02/2020

BUSINESS LETTER OF OFFER

National Australia Bank Limited

and

S&W Seed Company Australia Pty ltd CAN/ARBN/ABN 061 114 814

“you”

Your Business Lending Facilities with NAB and why this matters

The aggregate of our business finance credit exposures to you and your related (business) entities is used to determine if you are a Small Business. The Banking Code applies to our relationship with you if you are a small business as defined in the Banking Code. However, we will also treat you as a Small Business, and therefore apply the Banking Code, when the total of our business finance credit exposures to you and your related (business) entities is less than $5,000,000.

The total sum of credit exposures in this Agreement and in your other business facilities listed below is $25,404,189.96.

We may also have other business finance credit exposures to your related (business) entities under separate agreements. These need to be taken into account to determine whether you are a Small Business for the purposes of this Agreement.

Facility Type	Limit
REVOLVING LEASING LIMIT	$2,000,000.00
TRADE FINANCE	$16,000,000.00
HIRE PURCHASE/EQUIPMENT LOAN	$204,189.96
NAB BUSINESS MARKETS LOAN	$5,000,000.00
FARMERS CHOICE FARM MANAGEMENT OVERDRAFT	$2,000,000.00
COMMERCIAL CARD	$200,000.00

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 1

YOUR NAB BUSINESS FACILITY AT A GLANCE

Farmer’s Choice Package The Farmer’s Choice Package Specific Conditions apply to this Facility.
Package Details
Maximum Aggregate Borrowing Limit (“MABL”):	$5,000,000.00
Package Expiry Date:	31/03/2035
Review Periods:	31/03/2020
Transaction Account Number:	85-772-6783
MABL Reduction Option:	Option 1 – Interest Only Option
Farmer’s Choice Package Fee:	$ 800.00. This is payable by you and debited to your transaction account (or any account you have with us) on a yearly basis.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement. This will be debited to your transaction account (or any account you have with us).
Products Included in Farmer’s Choice Package:

Facility Type:NAB Business Markets Loan

Facility Amount:$5,000,000.00

Account Number:73-333-4200

Facility Type:Farmers Choke Farm Management Account Overdraft

Facility Amount:$2,000,000.00

Account Number:85-772-6783

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 2

Farm Management Account Overdraft The NAB Overdraft Facility Specific Conditions apply to this Facility.

Key aspects of the Facility include the following:

•The Facility is fluctuating in nature and is linked to your transaction account. It will regularly fluctuate between debit and credit balances. To help ensure this takes place we may require that all, or an agreed part, of your gross business income is credited to your linked transaction account.

•Interest payments on this Facility will be charged monthly.

•The Facility Amount Owing under the Facility is repayable on demand at any time, but we will give you at least 90 days’ notice before you must pay. See the Specific Conditions for more information.

•We can also cancel the Facility Limit at any time, but we will give you at least 90 days’ notice before this takes effect.

•We may give you a shorter notice period than that described in the preceding two bullet points or no notice period if a Default has occurred and we are entitled to take Enforcement Action. See the Business Lending General Terms for more information.

These aspects are essential elements of the Facility and allow us to, amongst other things, manage the risk and cost of providing this Facility.

Facility Details
The purpose of your Facility	Working Capital
Facility Limit:	$2,000,000.00
Facility Expiry Date:	The Facility has a revolving term and is subject to annual review.
Account Number:	85-772-6783
Variable Interest Rate whilst part of the Farer’s choice Package:

5.9700% per annum (indicative)

This is comprised of the Farmer’s Choice Prime Indicator Rate plus a Customer Margin (rates are subject to change)

Farmer’s Choice Prime Indicator Rate: 5.9700% per annum (indicative).

Customer Margin 0.0000% per annum. This is a customer risk margin determined through our assessment of your financial situation.

6.9700% per annum (indicative)

This is comprised of the Business Overdraft Prime Indicator Rate plus a Customer Margin (rates are subject to change).

Business Overdraft Prime Indicator Rate: 6.9700% per annum (indicative).

Interest Rate whilst not part of the Farmer’s Choice Package:	Customer Margin: 0.0000% per annum. This is a customer risk margin determined through our assessment of your financial situation.
Annual Facility Fee:	$ 0.00 payable annually. This will be debited to your transaction account during February every year.
Application Fee:	$ 0.00 payable by you on your acceptance of this Agreement. This will be deleted to our transaction account.

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Default Interest Rate

Base Indicator Rate (available on nab.com.au) plus Customer Margin plus a Default Margin of 1.00% per annum.

This is the rate that is applied to overdue or overdrawn amounts, or if you exceed your Facility Limit. For more details refer to your Business Lending General Terms.

Other Important Facility Information
Facility Specific Security:	Not applicable
Additional Facility Specific Conditions:	Farmer’s Choice Package Specific Conditions apply.

Trade Refinance Facility The Global Trade Finance Specific Conditions apply to this Facility.
Facility Details
The purpose of your Facility:	Working Capital
Facility Limit:	$16,000,000.00
Your Nominated Account at NAB:	To be advised Your Nominated Account will be debited with all fees and charges payable under this Facility unless you make separate arrangements with us.
Facility Expiry Date:	31/03/2022
Term of Drawings:

30 days.

You can propose the term of each utilisation which may be for a period of up to 30 days (or any other period that we permit at our discretion), provided that the term is consistent with your trading terms.

Interest Rate (Australian Dollar):

The interest rate for a drawing denominated in Australian Dollars is fixed at the time of that drawing and will be our Australian Trade Refinance (ATR) Rate quoted by us at the time of drawing plus a Customer Margin.

Payment of interest:	Payable in arrears.
ATR Indicator Rate:	2.7100% per annum currently.
Customer Margin:	1.5000% per annum. This is a customer risk margin determined through our assessment of your financial situation.
Facility Fee:

1.0000% per annum of the Facility Limit calculated on a 365 day basis payable in advance. The first such fee will be payable on a pro-rata basis, on the date of this Agreement, with subsequent fees being payable in full on the last Business Day of each quarter and upon cancellation of the Facility.

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 4

Application Fee:	$10,500.00 payable by you on your acceptance of this Agreement.
Trade and Invoice Finance Transaction Fees:

Our standard fees and charges as detailed in our booklet: Business Banking Fees - A Guide to Fees and Charges in connection with this Facility will apply to all transactions under this Facility. Non-standard fees and charges will be advised to you.

Default Interest Rate (Foreign Currency):

The default interest rate for a drawing denominated in a foreign currency is fixed at the time of that drawing and will be calculated as the Interest rate (Foreign Currency) plus a Default Margin of 1.00% per annum.

Default Interest Rate (Australian Dollar):

5.2100% per annum currently.

The default interest rate for a drawing denominated in Australian Dollars is fixed at the time of that drawing and will be calculated as the Interest Rate (Australian Dollar) plus a Default Margin of 1.00% per annum.

Other Important Facility Information
Facility Specific Security:	Not Applicable

NAB Business Markets Loan The NAB Business Markets Loan Specific Conditions apply to this Facility.
Facility Details
The purpose of your Facility:	Construction of Non-Residential Buildings – Industrial
Facility Limit:	$5,000,000.00
Account Number:	73-333-4200
When your Facility starts:	14/02/2020
Last Date for Drawdown:	14/05/2020
Facility Expiry Date:	31/03/2022
Pricing Period – when your interest rate will be charged and replaced:

1 month.

You can choose when your interest rate will be charged and repriced. It may be every 1, 2, 3 or 6 months or any other time that we agree with you. Interest payments will be charged at the end of each Pricing Period.

Floating Rate:	5.3760 % per annum (indicative). The Floating Rate is the Business Lending Rate plus the Customer Margin.
Business Lending Rate:	2.7760% per annum (indicative). The actual Business Lending Rate for a Pricing Period will be the relevant Business Lending Rate applicable at the start of that

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 5

Pricing Period.
Customer Margin:	2.6000% per annum. This is a customer risk margin determined through our assessment of your financial situation.
Your Principal Repayments:

Payment date & frequency:

$500,000.00 per year commencing on 30/11/2020 or the following year after the settlement or drawdown of the facility, whichever occurs later. Subsequent payments are then payable in accordance with the payment date and frequency above.

The Facility is repayable in full on the Final Repayment Date.

Application Fee:	$13,600.00 payable by you on your acceptance of this Agreement.
Service Fee:	$ 0.00 payable in arrears on the last Business Day of each month.
Cap Rate Premium:

As detailed within the Drawdown Schedule. This is not ascertainable at the time of application. This is payable by you when you are notified of the Cap Rate Premium in the Drawdown Schedule.

However, if the Facility terminates before all instalments are paid, then you must pay us the full amount of the Cap Rate Premium less any instalments paid before such termination.

Default Interest Rate:

This is comprised of the Base Indicator Rate (available on nab.com.au) plus Customer Margin plus Default Margin of 1.00% per annum.

This is the rate that is applied to overdue or overdrawn amounts, or if you exceed your Facility Limit. For more details refer to your Business Lending General Terms.

Your Nominated Account at NAB:	To be advised Your Nominated Account will be debited with all fees and charges payable under this Facility unless you make separate arrangements with us.
Other Important Facility Information
Economic Cost:

You may be required to pay Economic Costs if a Fixed Rate component or a Flexible Maturity Fixed Rate component is terminated early for any reason. For more information, see the Business Lending General Terms.

Facility Specific Security:	Not Applicable.
Additional Facility Specific Conditions:	Farmer’s Choice Package Specific Conditions apply.

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 6

Here’s what we promise to do

Always act fairly and reasonably keeping in mind your and our respective business interests.

Doing the right thing is important to us. That’s why we’ve adopted the Banking Code, which sets the standards of practice and service for banks.

We commit to the term of the Facility which we have negotiated with you in this Agreement.
We commit to notifying you of any changes we make to this Agreement.

We commit to allowing you to terminate this Agreement at any time. We won’t charge you an exit fee but some facilities may have costs to unwind your funding arrangements or may require you to give us prior notice.

We commit to giving you any information you require to better understand this Agreement or your Facility with us.
We have laws in Australia to protect small businesses from unfair contract terms. NAB is committed to this contract being fair.

Promises we rely on

•It’s important that you meet the obligations in the additional covenants and undertakings detailed below at all times during this Agreement. Please contact us if you’re worried about not meeting these so we can provide early assistance.

•If there are any inconsistencies between these additional covenants and undertakings and the Business Lending General Terms or Facility Specific Conditions, these additional covenants and undertakings prevail to the extent of the inconsistency.

•These additional covenants and undertakings are to be assessed and reported as detailed below.

•Stock harvest ed in prior calendar year is to be excluded from Borrowing Base Facility approved inventory from 31 December of the calendar year following harvest.

•Borrowing Base Facility agreed Inventory ‘Selling Price ‘ for stock value calculation is to be confirmed at annual review by the Bank by 31 March each year.

•Minimum capital adequacy of 30.00% as measured on a daily basis and reported in relation to the 12-month period ending on 31st December annually for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd. To be reported on by the 15th February annually via the December quarterly management reports. Capital adequacy being tangible net worth + Intercompany loans from S&W divided by total tangible assets.

•Within 45 days of the close of each quarter a Statutory Payment Certificate to be completed by you and signed by one or two of your directors or authorised representatives as appropriate, detailing as at the end of the reporting period that statutory payments are current for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 45 days of the close of each quarter, a copy of the quarterly actual to projected cash flow

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 7

reports to be provided with commentary on all variances greater than 10% for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 155 days of the close of each financial year, a copy of the unaudited annual report or balance sheet, profit & loss account for the ensuing year for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Within 45 days of the close of each quarter, a copy of your quarterly management accounts including balance sheet, profit & loss account, and cash flow statement for the consolidated position for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd.

•Minimum interest cover of 1.25 times (Earnings Before Interest, Tax Depreciation and Amortisation (EBITDA) / Total Interest Expense) as measured for the 12 month period ending on 30th June annually for S&W Seed Company Australia Pty Ltd & Pasture Genetics Pty Ltd special purpose management report

Your assets / premises to be used as security for the Facility

•The Securities listed below secure all new Facilities in this Agreement.

•In the future, you may agree in writing to further securities being provided.

•If you have any earlier Securities in place with NAB, these will remain in place and will not be detrimentally affected by these new Securities.

Description

Security Interest and Charge over all of the present and future rights, property and undertaking of S&W Seed Company Australia Pty Ltd ACN 061 114 814.

Registered Mortgage over property situated at 4 & 5 Stirling Road Keith SA more particularly described in Certificates of Title Register Book Volume 6186 Folios 122 and 123.

Guarantee and Indemnity for $15,000,000.00 given by S & W Seed Company.

Guarantee and Indemnity for $23,000,000.00 given by Pasture Genetics Pty Ltd ACN 074 290 252 supported by:

Security Interest and Charge over all of the present and future rights, property and undertaking of Pasture Genetics Pty Ltd ACN 074 290 252.

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 8

GENERAL FEES AND CHARGES

Our estimate of your upfront fees and charges

We want to be transparent about your fees and charges, so you’re clear about what you’re paying. There are a number of fees you need to pay as soon as you sign this Agreement. These are set out below. For more information, read the enclosed document: Business Banking Fees: A Guide to Fees and Charges.

NB: This is only an estimate. There may be extra fees and charges for your Facility. If this is the case, we’ll let you know as soon as possible.

Estimate of NAB’s credit fees and chargesApplication fee24,100.00This application fee is the total application fee payable under this Agreement. It includes any separate facility application fees set out in the Facility Details.Company search fee$ 80.00Estimate of total amount of NAB’s credit fees and charges24,180.00

Estimate of non-NAB fees and charges(payable to the relevant government department and payable to third parties)Title Search fee$ 60.50Estimate of total amount of non-NAB fees and charges$60.50

Estimate of total amount of all fees and charges (as far as can be ascertained now).$ 24,240.50

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 9

Here are some important things you should know This is a summary of some important things you should know. Please read through the Business Lending General Terms for the full terms.
Who to contact if things go wrong?

You agree to tell us straight away about any changes to your business or other events which may impact on your ability to meet your obligations to us.

If you’re experiencing financial hardship you can contact your banker or you can call NAB Assist on 1300 135 323 or Customer Care Small Business on 1300 961 577.

When will a Default occur?	Payment Default:	You will be in Default if you do not pay on time any amount due.
Defaults due to Adverse Events:

Even if payments are made on time, you will also be in Default if specific other events occur, including

•you are Insolvent

•a Guarantor is Insolvent

•you or a Guarantor have not complied with the law, lose capacity or give us misleading information

•creditor enforcement occurs

•use of facility for an unapproved purpose

•unauthorised sale or disposal of assets that form part of the Security

•change of control (not applicable if you are an individual)

•loss of licence, permit or other authorisation

•failure to maintain insurance

•any event specified as an “Adverse Event” in your Business Letter of Offer

(Not all Adverse Events will lead to enforcement — see the Business Lending General Terms for more information)

When can NAB enforce?

Usually we will give you notice of a Default and an opportunity to remedy it. But sometimes we can enforce immediately when there is a Default, including when urgent action is needed to protect or take control of assets that form part of the Security — see the Business Lending General Terms for more information.

Can NAB increase costs?

•From time to time we may increase costs payable by you. For example we may introduce a new fee, charge or premium for services we provide to you.

•Also, if the law or other rules applying to us as a bank change we may need to increase costs payable by you;

•We will give you at least 30 days’ notice of any increased cost. If you’re not happy with the increased cost you can repay us and exit this Agreement.

•See the Business Lending General Terms for full details about when we might increase our costs and how to exit if you’re not happy.

How can NAB change the terms of the Agreement?

We promise to act reasonably when we make any changes. Types of changes we can make include:

•Introducing a new fee, charge or premium or changing the amount of a fee or way it’s calculated.

•changing an interest rate (other than a fixed rate);

•Changing a term of this Agreement to comply with relevant laws, industry code or our prudential obligations; and

•Changing your repayment obligations.

We will notify you of changes we make by either writing to you or putting an advertisement in national or local media.

What you can do if you don’t like a change?

If you’re not happy with a change we’ve made or are going to make you can repay us and exit this Agreement. Economic Costs may be payable if you exit early (but we won’t charge you an exit fee).See the Business Lending General Terms for full details about changes we can make and how to exit if you’re not happy.

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FACILITY ACCEPTANCE

The laws of South australia apply when interpreting this Agreement.

Your Acceptance Of Our Offer

I/we accept NAB’s offer as set out in this Agreement.

Further, I/we:

1.declare that all the information I/we have given NAB is accurate and not misleading

2.acknowledge that I/we have read the Bank Documents, including this Agreement, the relevant Specific Conditions to this Facility and the Business Lending General Terms

3.acknowledge that the assets I/we (or a Security Provider) have put up as security for this Facility will be at risk if I/we do not repay our Facility or otherwise Default; and

4.understand that NAB may pay a commission to a third party where I/we have been introduced to NAB by that third party.

Declaration of purpose

I/We declare that the credit to be provided to me/us by the credit provider is to be applied wholly or predominantly for:

•business purposes; or

•investment purpose other than investment in residential property.

IMPORTANTYou should only sign this declaration if this loan is wholly or predominantly for:•business purposes; or•investment purposes other than investment in residential property.By signing this declaration you may lose your protection under the National Credit Code.

Each party may sign a separate copy of this document. Each signed copy is an original of this document and all copies together will constitute one agreement.

Executed by the customer

S&W Seed Company Australia Pty Ltd CAN 061 114 814

Customer Company Name (BLOCK LETTERS)

Executed by the company named above in accordance with Section 127 of the Corporations Act 2001 (Cwlth)

/s/ Andrew Ross Carthew	/s/ Dennis Jury
Signature	Signature
Andrew Ross Carthew	Dennis Jury
Full name (BLOCK LETTERS)	Full name (BLOCK LETTERS)
Director / Secretary*	Director
Office Held	Office Held
18/2/20
Date	Date

* Please tick here if you are signing as Sole Director and Sole Company Secretary

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 11

SPECIFIC CONDITIONS TO YOUR FACILITY

NAB Overdraft Facility

1.HOW THIS FACILITY WORKS

We want to support your business.

The Facility is designed to meet your transactional banking and working capital requirements through one simple facility. It can be used and repaid from time to time within the approved limit.

2.GETTING STARTED

Before we get started and you can use this Facility:

•we will need everything set out in clause 3 of the Business Lending General Terms; and

•you will need to nominate or set up and maintain a linked bank account with us in your name. This will be your transaction account for this Facility. The “NAB Business Products Terms and Conditions” also govern use of that account.

A Drawdown Notice is not required to use this Facility.

3.FACILITY LIMIT

(a)You can borrow and repay under this Facility multiple times, so long as the debit balance of your account doesn’t exceed the Facility Limit. If:

(i)the debit balance of the account exceeds the Facility Limit, you must pay us the excess immediately. Until you do (and subject to paragraph (ii) immediately below), you must pay default interest calculated at the end of each day on the excess amount at the Default Interest Rate divided by 365; or

(ii)the Facility Amount Owing remains unpaid after the Final Repayment Date, you must pay default interest calculated at the end of each day on the Facility Amount Owing at the default rate applicable to the transaction account under its NAB Business Products Terms and Conditions divided by 365.

(b)Please note that:

(i)either we or you can decide to cancel the Facility Limit at any time by written notice. If we do so, we will give you at least go days’ notice before this takes effect, however we may give you a shorter notice period or no notice period if a Default has occurred and we are entitled to take Enforcement Action; and

(ii)you can decide to reduce the Facility Limit at any time by written notice.

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4.REPAYMENT

We can require you to repay the Facility Amount Owing under this Facility at any time, but will give you at least go days’ notice before you must pay except that:

(a)we may give you a shorter notice period or no notice period if a Default has occurred and we are entitled to take Enforcement Action; and

(b)on the Final Repayment Date (and without us either giving you notice or making a demand on you), you must pay the Facility Amount Owing.

5.INTEREST

Interest is calculated at the end of each day on the debit balance of your account by applying the daily interest rate, which is the relevant yearly interest rate divided by 365. The interest rate is set out in your Facility Details and comprises an indicator rate and Customer Margin specified in the Facility Details.

If your Facility Details state that an interest rate is “indicative”, you can find out what the actual interest rate is at any time by visiting the “Business” tab on nab.com.au and search “Rates Fees and Charges” to find the relevant indicator rate or you can contact us for information about current rates. The full method of calculation of your interest rate(s) is set out in the Facility Details.

If your Facility Details specify tiered interest rates, then the interest is charged on each part of the debit balance of your account within each tier amount, at the interest rate for that tier set out in your Facility Details.

You must pay:

(a)accrued interest charges on the last Business Day of each month (excluding interest charges for that day, which are included in the amount payable in the following month); and

(b)all accrued but unpaid interest on the Final Repayment Date.

6.PAYMENT OF YOUR INCOME

If we require, you must ensure that all, or an agreed part, of your gross business income is paid directly into your Nominated Account.

7.INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in these Specific Conditions with a specific meaning are either explained in the Facility Details or in the Business Lending General Terms.

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Farmer’s Choice Package

1.HOW THE FARMER’S CHOICE PACKAGE WORKS

We want to support your business.

The Farmer’s Choice Package gives the following concessions and benefits for all of the Facilities and accounts which remain part of the package until the Package Expiry Date specified in the Package Details.

(a)One all-up Application Fee applies for all Facilities within the package based on the total sum of all Facility Limits. If the total sum of the Facility Limits increases, an Application Fee may be charged on any increase.

(b)No Service Fees apply for a Business Options Facility, Overdraft Facility, NAB Business Market Loan or Market Rate Facility (or any other Facility in the package that we notify). The Facility Details for each Facility specifies any Undrawn Fee and other fees that apply.

(c)A preferential Variable Interest Rate applies for a Farm Management Account Overdraft Facility- this is set out in the Facility Details.

The concessions and benefits immediately cease to apply on the Package Expiry Date or on any earlier cancellation of the package.

The Facilities in the package are initially listed in the Package Details, or as agreed with us from time to time. You will still need to comply with the Facility Details and Specific Conditions for each Facility (to the extent they are not inconsistent with the Package Details and these Specific Conditions).

The Package Details will specify if your package includes Facilities available to persons other than you. In that case you agree that we may disclose to those other persons information about any Facility in the package (or an associated account) as we consider necessary to administer your package, even if a Facility or account is in your name alone.

2.GETTING STARTED

Before you can access the concessions and benefits for the Facilities in the package, you will need to:

•pay the first annual Farmer’s Choice Package Fee specified in the Package Details; and

•nominate or set up and maintain a linked bank account with us in your name. This will be your transaction account for the package arrangement. The NAB Business Products Terms and Conditions also govern use of that account.

3.MAXIMUM AGGREGATE BORROWING LIMIT (MABL)

The Package De tails specify the MABL that applies as a total limit across all package Facilities (other than an Overdraft Facility). The “MABL Reduction Option” in the Package Details says how your MABL reduces over time.

You must not exceed the MABL, including as the MABL reduces over time. Regardless of what the Specific Conditions and Facility Details for a package Facility say:

•you can’t use a package Facility (other than an Overdraft Facility) if this would cause the MABL to be exceeded; and

•you must make repayments under the package Facilities (other than an Overdraft Facility) to keep within the MABL.

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We may, after consulting with you, agree to change your MABL Reduction Option. The object of any change would be to better reflect or address your changed circumstances or requirements.

The MABL will reduce to zero on the Package Expiry Date or any earlier cancellation of the package.

4.CHANGES TO THE PACKAGE

(a)You may ask us to add or remove Facilities which form part of the package, to increase the Facility Limit of any Facility included in the package, to increase your MABL, or to extend the Package Expiry Date. We will let you know if we agree to any such request, and any conditions we require to agree a request. You may need to enter into a document with us to set out the terms of any changes to your package.

(b)We will notify you when any Facilities are to be added to, or removed from, the package. We may remove a Facility without your consent but we will give you reasonable notice before we do so in accordance with the Business Lending General Terms.

(c)If Facilities are added which are available to persons other than you, we may disclose to those other persons information about any Facility in the package (or an associated account) as we consider necessary to administer your package, even if a Facility or account is in your name alone.

5.CANCELLATION OF THE PACKAGE

(a)If you are in Default and we become entitled to take Enforcement Action, in addition to any other rights we may have under the Business Lending General Terms, we may immediately;

(i)cancel the package by written notice to you; and

(ii)suspend your ability to further use any package Facility until the Default is rectified to our satisfaction.

(b)If you are not a Small Business and any Facilities in your package are available to persons other than you, and any of those other persons are in default (however described) under any agreement we have with them relating to a package Facility, we may cancel the package by written notice to you and those other persons.

(c)You may cancel the package at any time by giving us at least 2 Business Days prior written notice. If any Facilities in your package are available to persons other than you, you can only cancel the package if the cancellation notice is given by you and those other persons.

6.FEES

(a)If not already paid, you must pay us the Application Fee when required under the Package Details.

(b)You must pay us the Farmer’s Choice Package Fee annually during the package t erm. The first Farmer’s Choice Package Fee is due on the day you enter into the package (or at our discretion, on the last Business Day of the month in which you enter into the package). Each subsequent Farmer’s Choice Package Fee is due on each anniversary of that date during the package term.

(c)You irrevocably authorise us to debit the Application Fee and each annual Farmer’s Choice Package Fee to any account you have with us.

7.INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in these Specific Conditions with a specific meaning are either explained in the Package Detail s, the Facility Details of a Facility, the Business Lending General Terms or below.

Package Details means the details for the Farmer’s Choice Package in your Business Letter of Offer.

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Global Trade Finance

HOW THESE FACILITIES WORK

We want to support your business.

Global Trade Finance comprises different types of Facilities which could include:

•a Foreign Currency Overdraft Facility

•a Documentary Letter of Credit Facility

•a Documentary Letter of Credit and/or Documents Surrendered Facility

•a Standby Letter of Credit Facility

•a Trade Refinance Facility, or

•an Overseas Bills Purchased Facility.

The Facility Details of the particular Facilities available to you are set out in your Business Letter of Offer. Facility Limits are set in Australian Dollars unless your Facility Details say otherwise.

These Specific Conditions cover all of the Facilities listed above, so you should read the relevant conditions applicable to your Facilities as follows:

•Clause 1 (Getting Started) — This applies for every type of Global Trade Finance Facility.

•Clause 2 (Foreign Currency Overdraft Facilities) — This applies only to a Foreign Currency Overdraft Facility.

•Clause 3 (Letter of Credit Facilities) — This applies only to a Documentary Letter of Credit Facility, Documentary Letter of Credit and/or Documents Surrendered Facility, or Standby Letter of Credit Facility.

•Clause 4 (Trade Refinance Facility or Overseas Bills Purchased Facility) — This applies only to a Trade Refinance Facility, or Overseas Bills Purchased Facility.

•Clauses 5 to 8 (General) — These apply for every type of Global Trade Finance Facility, except where specified otherwise.

Except for the Foreign Currency Overdraft Facility, the Global Trade finance Facilities are generally not repayable upon demand except on the Final Repayment Date or when a Default has occurred and we are entitled to take Enforcement Action.

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FOREIGN CURRENCY WARNING NOTICE•This important notice should be read and understood before you decide to enter into a Facility or transaction in a foreign currency.•This notice is intended to provide you with a general warning of the risks that can arise from adverse exchange rate movements when transacting in a foreign currency, and to advise you that other risks also exist.•Your liability in Australian Dollars will increase, possibly very substantially, if there is an adverse movement in either:(a)the Australian Dollar relative to the currency of the foreign currency facility or transaction; or(b)the foreign currency relative to the Australian Dollar.•Another risk that may also exist is the potential for adverse movements in the interest rate that applies to the foreign currency facility or transaction.•You should also be aware that in some circumstances mechanisms may be available for limiting these risks. Such mechanisms may include products ranging from forward FX contracts (FEC’s) and fixed rate loans to more complex options and derivatives. A solution can be tailored to your specific business needs.•For more information about managing risks associated with international trade, go to the “Business” tab on our website www.nab.com.au and click on > International and Foreign Exchange. For more information regarding Foreign Exchange Risk please telephone a NAB Business Markets Specialist on 1800 307 827 (7am — 7pm EST).You should seek independent professional advice before entering into a Facility or transaction in a foreign currency. In particular, advice should be sought as to the suitability of a foreign currency facility or transaction for your purposes and risk management strategies available for such facilities or transactions.

1.GETTING STARTED

Before we get started and you can use any Global Trade Finance Facility:

•we will need everything set out in clause 3 of the Business Lending General Terms; and

•you will need to nominate or set up and maintain a linked bank account with us in your name. This will be your Nominated Account for transactions under the relevant Facility as specified in the Facility Details. The NAB Foreign Currency Account — Onshore Terms and Conditions govern use of that account in relation to a Foreign Currency Overdraft Facility and otherwise the NAB Business Products Terms and Conditions govern the use of that account. For a Foreign Currency Overdraft Facility, you don’t need a separate linked foreign currency bank account. We will keep a record of transactions relating to the Facility in the relevant currency.

2.FOREIGN CURRENCY OVERDRAFT FACILITIES

2.1Specific requirements to use a Foreign Currency Overdraft Facility

Please refer to clause 4 of the Business Lending General Terms which set out the basic requirements for each use of a Facility except a Drawdown Notice is not required. In addition, before you can use a Foreign Currency Overdraft Facility, we need to be satisfied that (unless we agree otherwise):

(a)the currency of use is one we approved for the Facility; and

(b)the requested use amount, when notionally converted to the relevant currency of the Facility (as we determine at our prevailing spot rate of exchange) would not cause the Facility Limit to be exceeded.

2.2Facility Limit

(a)You can borrow and repay under the Foreign Currency Overdraft Facility multiple times, so long as the debit balance of your account doesn’t exceed the Facility Limit. If:

(i)the debit balance of the account exceeds the Facility Limit, you must pay us the excess immediately. Until you do (and subject to paragraph (ii) immediately below), you must pay default interest calculated at the end of each day on the excess amount at the Default Interest Rate divided by 365 or 360 (depending on the type of currency as specified in the Business Lending General Terms); or

(ii)the Facility Amount Owing remains unpaid after the Final Repayment Date, you must pay default interest calculated at the end of each day on the Facility Amount Owing at the default rate applicable to the transaction account under its NAB Business Products Terms and Conditions divided by 365 or 360 (depending on the type of currency as specified in the Business Lending General Terms).

(b)Please note that:

(i)either we or you can decide to cancel the Facility Limit at any time by written notice. If we do so, we will give you at least go days’ notice before this takes effect, however we may give you a shorter notice period or no notice period if a Default has occurred and we are entitled to take Enforcement Action; and

(ii)you can decide to reduce the Facility Limit at any time by written notice.

2.3Repayment

We can require you to repay all or part of the Facility Amount Owing at any time, but we will give you at least go days’ notice before you must pay, except that:

(a)we may give you a shorter notice period or no notice period if a Default has occurred and we are entitled to take Enforcement Action; and

(b)on the Final Repayment Date (and without us either giving you notice or making a demand on you), you must pay the Facility Amount Owing.

2.4Prepayment

You may prepay the whole or any part of the Facility Amount Owing at any time.

2.5Interest

(a)The interest rate is the Debit Balance – Base Interest Rate for the relevant foreign currency payable in relation to debit balances on Foreign Currency Accounts plus the Customer Margin.

(b)You can find out what the actual Debit Balance – Base Interest Rate is at any time by visiting the “Business” tab on nab.com.au and search “Foreign Currency Account Rates” or you can contact us for information about current rates.

(c)Interest is calculated daily at the end of each day on the Value Balance (excluding any amount to which a Default Interest Rate applies) by applying the daily interest rate, which is the relevant yearly interest rate divided by 365 or 360 (depending on the type of currency as specified in the Business Lending General Terms).

(d)The “Value Balance” is the overdraft account’s debit balance, except that interest charges for an Interest Period (including any interest adjustment) do not form part of the Value Balance until the first day of the next Interest Period (even though they may be included in overdraft account’s debit balance from the date they are debited).

(e)Interest for:

(i)an Interest Period is debited to your overdraft account on the last Business Day of that Interest Period; and

(ii)the last Interest Period is debited to your overdraft account on the Final Repayment Date.

(f)Where a transaction for a particular day is processed by us after that day, for whatever reason, we may elect to back-date that transaction and, if we do this, an appropriate interest adjustment will be made to your overdraft account on the next interest debit date.

2.6What currency applies

(a)You must ensure that all payments for the Foreign Currency Overdraft Facility are in the currency of the overdraft account.

(b)Fees and charges are calculated in Australian Dollars and may be debited to the overdraft account with any necessary currency conversions made in accordance with the provisions of the ‘NAB Foreign Currency Account — Onshore Terms and Conditions’.

3.LETTERS OF CREDIT

3.1Specific requirements before we will issue a Letter of Credit

Please refer to clause 4 of the Business Lending General Terms which sets out the basic requirements for each use of a Facility, except a Drawdown Notice is not required. Our additional requirements to issue a Letter of Credit are:

(a)before the relevant cut-off time for the requested issue date (which we will notify you upon request) you must give us:

(i)an application through NAB Connect, or a properly signed application in a form acceptable to us requesting us to issue a Letter of Credit. The application must set out the name of the proposed beneficiary, the requested amount, the issue and expiry dates and any requirements concerning the form of the requested Letter of Credit; and

(ii)any other documents or information we require (see clause 3.3(b) below); and

(b)we need to be satisfied that (unless we’ve agreed otherwise):

(i)the Issue Date is a Business Day before the Final Repayment Date;

(ii)the currency of the Letter of Credit is one we approved in writing for the Facility; and

(iii)the requested Letter of Credit amount, when notionally converted to Australian Dollars (which we determine at our prevailing spot rate of exchange) would not cause the Facility Limit for the Facility to be exceeded.

3.2If we are unable to issue a Letter of Credit

Sometimes there may be legal or operational reasons we can’t issue a Letter of Credit. We will let you know if this is the case. Examples include:

(a)you request a Letter of Credit in a foreign currency that we have not approved; or

(b)a service we require in order to issue a Letter of Credit is temporarily disrupted or unavailable.

3.3The form of the Letter of Credit

(a)Each Letter of Credit will be in our usual form, unless we agree otherwise.

(b)In certain circumstances specific to a Letter of Credit, we may require you to execute additional documentation in accordance with our normal practice to manage risks in connection with the Letter of Credit. Unless you comply, we may not be able to issue the Letter of Credit.

(c)All Letters of Credit issued under the Facility will be subject to the terms and conditions of the prevailing Uniform Customs and Practice for Documentary Credits or International Standby Practices (as published by the International Chamber of Commerce) or such other terms as we agree in writing. You must ensure you are aware of those terms and conditions and accept them, including any indemnities required to be provided except to the extent the liability, loss or Costs are caused by our fraud, negligence or misconduct (or the fraud, negligence or misconduct of our employees, officers and agents).

3.4Authority to pay

(a)You irrevocably authorise us to pay any amount for which a demand or request is made at any time under a Letter of Credit without reference to you, and without further authority from you.

(b)We need not investigate or enquire whether a claim or demand has been properly made.

(c)We may meet any claim or demand even if you dispute its validity.

(d)Unless a Standby Letter of Credit’s terms say otherwise, we may at any time end our obligations under a Standby Letter of Credit by paying to the Beneficiary an amount up to the Maximum Liability (or any lesser amount that discharges our obligations under it). We may do so even though the Beneficiary has not demanded payment.

3.5Your undertaking to pay

(a)You must pay or reimburse us the amount of each payment we make under a Letter of Credit, or on any Bill drawn on and accepted by us in connection with a Letter of Credit, immediately on such payment or Bill being drawn.

(b)You irrevocably authorise us to debit your Nominated Account, or any of your accounts maintained with us (including any deposit account opened by us in your name under these Specific Conditions) (Other Account), in relation to any such amounts payable by you under this clause 3.5.

(c)We may, without notice and without making a demand on you, debit the Nominated Account or an Other Account, even though another provision of the Bank Documents says that the amount is payable on demand.

(d)We may, without notice and without making a demand on you, take and apply any cash cover held by us in the Nominated Account or an Other Account pursuant to the Bank Documents against any of your obligations under the Bank Documents, including where we voluntarily paid out the Letter of Credit. You irrevocably authorise us to do anything necessary for that purpose, and regardless of whether the Facility has expired.

(e)We are not obliged to debit the Nominated Account or any Other Account with any amount payable by you under the Bank Documents, and nothing in this clause relieves you of your obligation to pay each amount to us when due under the Bank Documents.

(f)You agree to indemnify us (and any of our officers, employees and agents), any receiver or receiver and manager appointed under a Bank Document (and any of their respective officers, employees and agents) and any attorney appointed by you under a Bank Document, (and any of their respective officers, employees and agents) in respect of:

(i)any amounts we pay to a Beneficiary under a Letter of Credit; and

(ii)any loss, damage and Costs which we incur or for which we become liable, directly or indirectly in connection with:

(A)the issue or variation of a Letter of Credit;

(B)any payment or claim for payment under a Letter of Credit; or

(C)anything done by a Beneficiary or any other person in relation to or in reliance on a Letter of Credit;

(D)any termination or cancellation of a Letter of Credit other than on its scheduled expiry date,

excluding consequential loss, economic loss and also excluding losses, damage or Costs to the extent directly caused by our fraud, negligence or misconduct (or the fraud, negligence or misconduct of our employees, officers, agents and External Administrators). This indemnity does not limit, and is in addition to, any other indemnity or obligation in our favour under any other Bank Document or given by law.

(g)You must pay us any indemnified amounts in Australian Dollars (even if the payment we made is in a different currency), unless we agree otherwise in writing.

(h)You must pay any indemnified amounts at each of the following times:

(i)the date we make payment under a Letter of Credit;

(ii)the date we incur a present obligation to make payment under a Letter of Credit (where the conditions to the payment, such as presentation of the Letter of Credit, have been satisfied); or

(iii)when Default occurs; or

(iv)the date we take Enforcement Action under the Bank Documents.

(i)Each of your payment obligations under this clause 3.5 is independent of each of your other payment obligations under this clause 3.5.

3.6Bills drawn on us in connection with a Letter of Credit

We will accept any Bills drawn on us in connection with a Letter of Credit on presentation and make payment in accordance with the terms of the Bill. You must pay and indemnify us for doing so in accordance with clause 3.5.

3.7Insurance

You must:

(a)insure all goods relating to each Letter of Credit drawn under the Facility to our satisfaction (unless we otherwise agree in writing);

(b)give us a copy of any insurance policy or certificate relating to those goods when received or at such time as is agreed with us; and

(c)hold proceeds of any claim under an insurance policy on trust for us unless we otherwise agree in writing.

3.8Use of correspondent banks

We may direct a Letter of Credit to our correspondent bank for negotiation or other action. If we do this, the correspondent bank may pay us a commission for each Letter of Credit directed to them and you consent to us receiving any such commission.

3.9Pledge

(a)As security for your obligations to us in connection with each Letter of Credit, you authorise us to retain by way of pledge the documents and goods relating to the Letter of Credit, all proceeds of sale and insurances relating to such documents and goods, and all of your rights as unpaid seller.

(b)If we request, you agree to execute any other documents that we reasonably require to grant us a Security Interest in the documents and goods relating to a Letter of Credit.

3.10Additional consequences of Default

(a)If you are in Default and we are entitled to take Enforcement Action, in addition to any other rights and obligations under the Business Lending General Terms:

(i)we may require you to provide cash cover on terms satisfactory to us for an amount not more than the Maximum Liability under each outstanding Letter of Credit, in the currency of the Letter of Credit;

(ii)where the Facility Amount Owing has become due and payable, we may sell, dispose of or otherwise deal with any documents or goods pledged to us as security as we think fit and apply the proceeds towards satisfaction of your obligations to us in connection with the relevant Letters of Credit;

(iii)we may collect any amount due under any policy of insurance in relation to any goods; and

(iv)we may require you to grant other Security Interests acceptable to us.

(b)We may exercise any of our rights under the Bank Documents even though one or more Letters of Credit remain outstanding on that date.

(c)If, on a day when you provide cash cover or make a payment required under the Business Lending General Terms when you are in Default, a portion of that money is to cover undemanded amounts under Letters of Credit that we have issued, then clause 3.13 will apply for the holding of that portion of money.

3.11Delivery of documents or goods

If any documents or any goods in relation to a Letter of Credit are:

(a)delivered by us to you or to any person authorised by you to receive those documents or goods on your behalf; or

(b)received by you (or by any such person on your behalf),

before you have fully paid and discharged your obligations to us in relation to the Letter of Credit, you agree that:

(c)if directed by us acting reasonably, you must receive those goods or documents for us and must hold them and any proceeds of sale on trust for us and keep them separate from other goods and money;

(d)you must hold the proceeds of any claim on any policy of insurance on trust for us; and

(e)we may at any time take possession of and receive the goods or any proceeds of the sale or disposal of the goods.

3.12Final Repayment

On the Final Repayment Date, you must pay us:

(a)the Facility Amount Owing, less

(b)the amount of cash cover you have provided us which is still available to us up to the total Maximum Liability amounts under any unexpired Letters of Credit on issue.

3.13Deposit of cash held to cover undemanded Letters of Credit

(a)Where a portion of the cash cover paid to us under clause 3.10(a)(i), clause 3.12 or clause 7.1(c) is to cover undemanded amounts under Letters of Credit that we have issued, then we will deposit that portion in an interest bearing term deposit account (which account may be with us) on terms we consider appropriate.

(b)You must provide us with a Deposit Letter for all money to be held by us in such a term deposit account, and we will hold that money until it is:

(i)applied towards paying a Beneficiary of a Letter 0f Credit; or

(ii)paid to you after all of your obligations (contingent or otherwise) under the Bank Documents have been satisfied, together with any interest earned on the term deposit account (net of our income tax liability in connection with those earnings).

(c)Where the required term deposit account is provided by us, we may charge you the usual fees and charges for the operation of such an account.

(d)Your obligations under the Facility continue for any Letters of Credit in respect of which payment of the whole or part of the Maximum Liability has not yet been demanded by the Beneficiary.

3.14Interest

Interest charges will apply where a Letter of Credit under a Documentary Letter of Credit &/or Documents Surrendered &/or Trade Refinance Facility is refinanced.

4.TRADE REFINANCE FACILITY OR OVERSEAS BILLS PURCHASED FACILITY

4.1Specific requirements to use a Trade Refinance Facility or Overseas Bills Purchased Facility

Please refer to clause 4 of the Business Lending General Terms which set out the basic requirements for each use of a Facility. In addition, before you can use a Trade Refinance Facility or Overseas Bills Purchased Facility:

(a)you must give us any other documents or information we require before the relevant cut-off time for the requested date of use (which we will notify you upon request); and

(b)we need to be satisfied that (unless we’ve agreed otherwise):

(i)the currency of the Facility is one we approved in writing for the Facility; and

(ii)the requested use amount, when notionally converted to Australian Dollars (which we determine at our prevailing spot rate of exchange) would not cause the Facility Limit to be exceeded.

4.2What if we can’t meet a requested use?

Sometimes for legal or operational reasons we will decline a requested use of a Facility. We will let you know if this is the case. Examples include where you have requested a foreign currency that we have not approved, or a service we require in order to make the requested use available is temporarily disrupted or unavailable.

4.3Repayments and prepayments

(a)Each use of a Facility is for an agreed term, and you must repay the outstanding amount for each use in full at the end of the agreed term for that use. Where we’ve agreed, you can prepay all or part of the outstanding amount beforehand.

(b)Any amount repaid or prepaid before the Final Repayment Date will not reduce the Facility Limit. So, you may ask to redraw back up to the Facility Limit. Any such further use of the Facility is subject to the Business Lending General Terms and these Specific Conditions.

4.4Interest

(a)If the Facility Details state that interest is payable in arrears, then:

(i)all accrued interest for each use of the Facility is payable and debited to your Nominated Account on the last day of the agreed term for that use, (or if not a Banking Day, then on the last Banking Day of the term); and

(ii)all accrued but unpaid interest is payable and debited to your Nominated Account on the Final Repayment Date.

(b)If the Facility Details state that interest is payable in advance, interest for each use of the Facility is:

(i)calculated based on the outstanding amount at the first day of the agreed term of use and for the number of days in that term; and

(ii)payable and debited to your Nominated Account on the first Banking Day of that term.

(c)You can find out what the actual interest rate is at any time by visiting the “Business” tab on nab.com.au and search “Rates Fees and Charges” to find the relevant indicator rate. The full method of calculation of your interest rate is set out in the Facility Details.

(d)You can also contact us to find out the interest rate that will apply. The interest rates we quote for a day will apply if you use the relevant Facility by a certain cut-off time on the day. We can let you know the cut-off time too. We will confirm the applicable interest rate following drawdown.

5.CANCELLATION AND REDUCTION OF THE FACILITY LIMIT

(a)You can cancel a Facility at any time by giving us at least 2 Business Days’ prior written notice. You must then pay us the Facility Amount Owing for the Facility on the date the cancellation takes effect.

(b)We can cancel any part of the unused Facility Limit at any time (and in the case of a Foreign Currency Overdraft Facility, any part of the Facility Limit) after giving you at least 90 days’ written notice, even if the Facility has a later Facility Expiry Date, however we may give you a shorter notice period or no notice period if a Default has occurred and we are entitled to take Enforcement Action.

(c)You can decide to reduce the Facility Limit at any time by written notice.

(d)If the reduced Facility Limit is then lower than the amount used under the Facility, you will need to immediately repay us so that the Facility Limit is not exceeded. Our rights under this clause are in addition to any rights we have under the Business Lending General Terms.

6.WHICH ACCOUNTS WE CAN DEBIT

Unless otherwise agreed:

(a)for Foreign Currency Overdraft Facilities, you authorise us to debit your overdraft account with any amounts payable by you in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity. Any necessary currency conversions for a debit will be in accordance with the ‘NAB Foreign Currency Account — Onshore Terms and Conditions’ applicable to the account; and

(b)for any other Facility, you authorise us to debit to your Nominated Account with any amounts payable by you in relation to the Facility, including interest, fees and charges, taxes, enforcement expenses and any amount payable under an indemnity. If the amount payable by you is in a different currency to the Nominated Account, we may notionally convert the amount at the rate of exchange we determine for a transaction of that size on that day against the account currency for the debit. The exchange rate used will be notified in a confirmation we will provide to you, outlining the transaction, the rate used and any fees.

7.FOREIGN CURRENCY FACILITIES OR TRANSACTIONS

7.1Funding risk and non-availability

(a)We will use our best efforts to notify you as soon as practicable if having your Facility in a foreign currency is not reasonably practicable or impossible as a result of:

(i)any change in national or international financial, political or economic conditions, currency exchange rates, currency availability or exchange controls;

(ii)any event or contingency which materially and adversely affects the inter-bank, currency or financial markets generally; or

(iii)any change in any law (including the introduction of a new law), or any change in the interpretation or administration of any law.

(b)During the 30 days after a notice is given, we will discuss with you any alternative basis to continue the affected Facility.

(c)If no agreement is reached within that 30 day period, the Facility automatically terminates and you must immediately repay in full the Facility Amount Owing. In the case of any outstanding Letters of Credit, you must also immediately provide cash cover on terms satisfactory to us for an amount not less than the Maximum Liability under each outstanding Letter of Credit in the same currency, and clause 3.13 will apply for the holding of that portion of money.

7.2Currency Indemnity

If a judgment or order is given by any court or tribunal for you to pay any amount or damages relating to the Facility in a currency different to the applicable currency for the Facility or the use of the Facility, you indemnify us against any deficiency in the amounts we receive arising or resulting from any difference between the exchange rates:

(i)used to convert the applicable Facility currency for the purpose of the judgment or order; and

(ii)at which we can buy the applicable Facility currency with the judgment currency at the time of our receipt.

7.3No advice or management by NAB

You acknowledge and agree that we do not, and you must not rely on us to, manage, supervise or advise you in relation to your foreign currency exposure, whether or not related to any Facility.

7.4Foreign currency fluctuations

If a change in the exchange rate between a foreign currency of a Facility or use of a Facility and Australian Dollars causes the outstanding amount under the Facility (when notionally converted by us to Australian Dollars at our prevailing spot rate of exchange) to exceed the Facility Limit in Australian Dollars (when notionally converted by us at the rate of exchange we used at the time of approving the Facility), we may require you to either (at your option):

(a)repay a sufficient amount of the Facility equal to that excess; or

(b)provide additional Security Interests acceptable to us to the value reasonably determined by us, but not less than the amount of such excess.

8.INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in these Specific Conditions with a specific meaning are either explained in the Facility Details, the Business Lending General Terms or below.

Beneficiary means a person to whom we have issued a Letter of Credit.

Bill means a documentary bill of exchange.

Deposit Letter means a security agreement in the form we require from time to time which grants us a Security Interest in a deposit account.

Issue Date means the date a Letter of Credit is issued or is to be issued by us.

Letter of Credit means documentary letter of credit or standby letter of credit issued or to be issued under the Facility.

Maximum Liability means, in respect of a Letter of Credit, the maximum amount we are or may become liable to pay under that Letter of Credit (excluding interest on that amount).

National Australia Bank Limited ABN 12 004 044 937 AF5L and Australian Credit Licence 230686Page 15

NAB Business Markets Loan

1.HOW THIS FACILITY WORKS

We want to support your business.

The Business Markets Loan is an interest in arrears term loan with market-linked pricing and a choice of interest rate risk management options including a:

•Floating Rate,

•Cap Rate,

•Fixed Rate, and

•Flexible Maturity Fixed Rate.

Once the Facility is approved, a combination of Components can be set up under the total Facility Limit. In addition to keeping within the Facility Limit and Facility Expiry Date, each Component has its own limit, and may have its own term, which can’t be exceeded. A feature of this Facility is the ability to switch between Components over time within the total Facility Limit.

The Drawdown Schedule will show the initial Component limits and the type of interest rate arrangement for each Component.

This Facility is generally not repayable upon demand except on the Final Repayment Date or when a Default has occurred and we are entitled to take Enforcement Action.

2.GETTING STARTED

Before we get started and you can use this Facility:

•we will need everything set out in clause 3 of the Business lending General Terms; and

•you will need to nominate or set up and maintain a linked bank account with us in your name. This will be your Nominated Account for transactions for this Facility. The NAB Business Products Terms and Conditions also govern use of that account. A Drawdown Notice is not required to use this Facility.

3.ALLOCATING COMPONENTS

Each use of this Facility needs to be allocated to one of the Components.

(b)You can request a Component be established or used by giving us a Drawdown Notice at least 7 Banking Days before the requested establishment of a Component or 1 Banking Day before the requested use of a Component. Once a Drawdown Notice is given, you can’t change or cancel the requested allocation or use. Please note that we may need to adjust allocations to make sure that a Component Limit and the Facility Limit won’t be exceeded.

(c)If for any reason an amount used under the Facility isn’t allocated to a particular Component, we will allocate it to the Floating Rate Component. For example, if the term for a Fixed Rate Component ends (or the term for a Flexible Maturity Fixed Rate Component ends without you extending it), we will reallocate any amounts used under that Component to the Floating Rate Component. In these cases we will increase the Floating Rate Component limit if necessary to allow for this.

(d)If you want to open a new Fixed Rate, Flexible Maturity Rate or Cap Rate Component within your
Facility Limit, we will reallocate the new Component limit from the Floating Rate Component to the new Component. We will reduce the Component limit for the Floating Rate Component limit by this amount.

(e)Each time there is a change in use of a Component, we will send you an up to date Drawdown Schedule. This will show each of the Component limits under the Facility over the remaining Pricing Periods.

4.PRICING PERIODS

(a)The available Pricing Periods to select from are shown in the Facility Details. The first Pricing Period begins on first use of the Facility (begin the first drawdown under the Facility). Each subsequent Pricing Period commences on the day immediately following the expiry of the previous Pricing Period. Unless you select the length of any future Pricing Period in accordance with any instructions we provide before the expiry of an existing Pricing Period, the next Pricing Period will be of the same duration as the existing Pricing Period, calculated before taking account of any adjustment of the existing Pricing Period under this clause 4-

(b)Pricing Periods can only start and end on a Banking Day. If a Pricing Period would otherwise end on a non-Banking Day, we can change it to end on the next Banking Day if that Banking Day falls on or before the Facility Expiry Date. Otherwise we can change it to end on the previous Banking Day.

(c)If you want to change a Pricing Period, you will need to contact us. Any such change will need to be agreed by us at the time. Please note that new interest rates will apply from the start of the new Pricing Period.

5.INTEREST RATES AND RATE NOTICES

(a)The Facility Details will show the initial yearly interest rates for each Component. If not shown in the Facility Details, or if a percentage rate is stated as ‘indicative’, we will determine and notify you of the applicable rate on or after your first use of the Facility.

(b)If you want to open a Component within your Facility Limit, we will notify you of the applicable interest rate after the start of the initial Pricing Period for that Component.

(c)For each Pricing Period we will send you a Rate Notice showing you the applicable interest rates and interest, fee and premium charges for each Component over that Pricing Period. This will also show the weighted average of all interest rates applying across all your Components, so you can see how you are going overall.

(d)You can always contact us to find out the interest rate that will apply for a Component. The interest rates we quote on a particular day will apply if you use the relevant Component by a certain cut-off time on that day. We can let you know the cut-off time too.

5.1Floating Rate

(a)The interest rate for a Floating Rat e Component is the Business Lending Rate plus the Customer Margin.

(b)The Business Lending Rate is our indicator rate and is calculated according to:

•the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks displayed on the BBSY page of the Thomson Reuters Screen on the first day of a Pricing Period for a period equal to that Pricing Period (or where the Pricing Period is less than 1 month, a period of 1 month) and which starts on that day. If the rate for a Pricing Period cannot be determined in this manner or if, in our reasonable opinion, the rate becomes inappropriate, the rate reasonably determined by us to be the appropriate equivalent rate having regard to the prevailing market; plus

•our minimum return margin for a period equal to the Pricing Period which we can change from time to time.

(c)We will periodically publish one or more indicative Business Lending Rates on nab.com.au and you can contact us for information about current rates.

(d)The Floating Rate is reset at the beginning of each Pricing Period.

5.2Cap Rate

The interest rate for a Cap Rate Component is the lower of the Cap Rate and the Floating Rate on the first day of a Pricing Period and is reset at the beginning of each Pricing Period.

5.3Fixed Rate

The interest rate for a Fixed Rate Component is a fixed interest rate set at the start of the Fixed Rate Component term (the rate is not reset at the beginning of each Pricing Period).

5,4Flexible Maturity Fixed Rate Component

(a)The interest rate for a Flexible Maturity Fixed Rate Component is a fixed interest rate set at the start for the Flexible Maturity Fixed Rate Component term (the rate is not reset at the beginning of each Pricing Period).

(b)When setting up a Flexible Maturity Fixed Rate Component, you must nominate one further period after the original Component term ends. If a further period is agreed, and you wish to extend the Flexible Maturity Fixed Rate Component term for the agreed further period at the same fixed rate, you will need to notify us in writing at least 2 Banking Days before the original Flexible Maturity Fix ed Rate Component term ends. We will then extend the term for the Flexible Maturity Fixed Rate Component at the same fixed interest rate accordingly.

6.INTEREST CHARGING

(a)Interest is calculated daily during each Pricing Period on the outstanding amount of each Component at the applicable yearly interest rate for the Component divided by 365.

(b)Accrued interest for all Components in a Pricing Period is payable up to 2 Banking Days after the end of each Pricing Period, and will be debited by us from your linked transaction account. This occurs over all Pricing Periods until the Final Repayment Date.

7,CAP RATE PREMIUM

(a)For us to take risk by agreeing to charge the lower of the Cap Rate and the Floating Rate over the Cap Rate Component t erm, we have to enter arrangements and incur a cost. In exchange for us agreeing to do this, you agree to pay us the Cap Rate Premium for the Cap Rate Component as specified in the Drawdown Schedule, even if the Facility terminates before the Facility Expiry Date for any reason.

(b)If you open a new Cap Rate Component, the Cap Rate Premium will be set out in the next Rate Notice we send you.

8.CANCELLATION AND REDUCTION OF FACILITY LIMITS

(a)We may cancel all or part of the unused amount of the Facility Limit or an unused Component limit on the Last Date for Drawdown.

(b)If your Principal Repayments are to be made periodically:

(i)the Facility Limit automatically reduces by each Principal Repayment amount when due; and

(ii)any Component limits automatically reduce as specified in the Facility Details (or as otherwise agreed with you).

(c)You may cancel all or any part of the unused amount of the Facility Limit or an unused Component limit by giving us at least 7 days prior written notice. However we may agree a shorter period.

(d)Please note that we cannot reinstate all or any part of a cancelled limit.

(e)If you cancel all or part of the Facility Limit, you can no longer use the cancelled limit.

(f)If a limit is scheduled to change on a non-Banking Day, that change will not take effect until the following Banking Day (unless we agree otherwise) and interest, fees and charges will be payable accordingly.

9.REPAYMENT AND REDRAW

(a)You must make Principal Repayments in the required amounts and at the required times as set out in the Facility Details or in the Drawdown Schedule.

(b)If the due date of a Principal Repayment set out in the Facility Details or Drawdown Schedule is not a Banking Day, it will be adjusted to be due on the next Banking Day, but if that adjusted date is a Banking Day in the next month, then the due date of the payment will be further adjusted to be the last Banking Day of that month.

(c)You may repay all or part of a Component early but we will first need a notice from you in a form acceptable to us. In the case of a Floating Rate Component or a Cap Rate Component, we need at least 1 Banking Day prior notice. For other Components, we need at least 7 days prior notice.

(d)If you repay early only part of a Component, your Principal Repayments will not change and you will still need to make the Principal Repayments in the required amounts and at the required times, unless we agree otherwise.

(e)Repayments of a Floating Rate Component or a Cap Rate Component do not reduce the applicable Component limit. So, you may ask to redraw under those Components back up to the Component limits. Any such further use of the Facility is subject to the Business Lending General Terms and these Specific Conditions.

10.CAN YOU GIVE US VERBAL INSTRUCTIONS?

We may act on your verbal instructions, but aren’t obliged to do so. We may need instructions to be in writing to act on them.

11.INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in these Specific Conditions with a specific meaning are explained in the Facility Details, the Business Lending General Terms or below.

Component means a component under the Facility which could include a Floating Rate component, a Cap Rate component, a Fixed Rate component or a Flexible Maturity Fixed Rate component.

Drawdown Schedule means the one specified in the Facility Details, or another drawdown schedule we provide to you.

Pricing Period means the period that you select from the available options in the “Pricing Period” section in the Facility Details and which you tell us about prior to using the Facility, unless another period is required under the Bank Documents or we agree to a different period.

Principal Repayments means the principal repayments specified in the Facility Details or such other amount as specified in a Drawdown Schedule.

Rate Notice means a notice from us setting out the applicable interest rates and interest charges for each Component over a Pricing Period.

Borrowing Base Annexure to the Global Trade Finance Specific Conditions

1.WHAT THIS DOCUMENT IS ABOUT

This Annexure applies if the Facility Details for a Trade Refinance Facility specify that it applies. It is to be read in conjunction with the Business Lending General Terms and the Global Trade Finance Specific Conditions which apply to this Facility.

2.ADDITIONAL SPECIFIC REQUIREMENTS FOR USE OF THE FACILITY

In addition to clause 4 of the Business Lending General Terms and clause 4 of the Global Trade Finance Specific Conditions, the additional requirements for the first drawing of the Facility are set out in clause 2.1 and the additional requirement for each use of the Facility is set out in clause 2.2.

2.1First drawing

Before you provide us with the first Drawdown Notice under the Facility, we must have received the following, in form and substance satisfactory to us:

(a)a certified copy of each Relevant Document, properly completed and executed;

(b)a certified copy of each Insurance Policy and the certificate of currency relating to it;

(c)evidence that the Approved Inventory Location has been inspected by us and we have approved the quantity of Approved Inventory located at the Approved Inventory Location;

(c)evidence that we have been granted a right of entry to each Approved Inventory Location; and

(d)evidence that each security interest given in our favour, or which the Borrower or any Security Provider has under PPS Law, including any security interest it may have in inventory located at an Approved Inventory Location, has been registered under the PPS Law.

2.2Each drawing

Before you provide us with any Drawdown Notice under the Facility, we must have received any additional documents or information we reasonably request for the purposes of determining the Borrowing Base Limit or the operation of this Facility, in form and substance satisfactory to us.

3.DRAWDOWN NOTICE

Each Drawdown Notice must be substantially in the form attached to this Annexure. You may only submit a Drawdown Notice if:

(a)you have provided us with a Borrowing Base Report in accordance with clause 5.1(a);

(b)prior to and following the proposed drawing, no more than two drawings denominated in Australian Dollars would be outstanding; and

(c)prior to and following the proposed drawing, the Facility Amount Owing for this Facility would not exceed the Borrowing Base Limit.

4.ADDITIONAL PROMISES WE RELY ON

In addition to your other promises, you also make the following promises to us.

(a)All:

(i)receivables listed in a Borrowing Base Report are Approved Receivables and those receivables identified as Trade Credit Insured Receivables are covered under an Insurance Policy;

(ii)inventory listed in a Borrowing Base Report is Approved Inventory; and

(iii)of the information in each Borrowing Base Report are true and accurate and not misleading in any respect.

(b)You have good title to:

(i)the inventory and receivables listed in a Borrowing Base Report; and

(ii)the goods being sold to each buyer listed in a Borrowing Base Report,

free and clear of any Security Interest, and you are lawfully entitled to assign or grant any Security Interest over any receivable or inventory listed in a Borrowing Base Report, and there are no restrictions or prohibitions on you doing so.

(c)Each Relevant Document is in full force and effect, and has not been amended or terminated without our consent.

(d)Each Storage and Handling Agreement is on substantially the same terms as the standard industry terms.

(e)There is no current, pending or threatened dispute in respect of any Contract relating to the inventory or receivables listed in any Borrowing Base Report or any Storage and Handling Agreement.

5.ADDITIONAL UNDERTAKINGS

5.1Undertakings

In addition to your other undertakings to us, you must:

(a)provide to us an up-to-date Borrowing Base Report:

(i)on the first day of each monthly period following the date of this Agreement;

(ii)in respect of each drawing, no earlier than two Business Days before the proposed date of drawdown and no later than one Business Day before the proposed date of drawdown;

(iii)at such other times we may reasonably require;

The report must reflect the current position as at the date it is provided to us.

(b)unless we agree in writing:

(i)not agree to any variation or termination of any Relevant Document; and

(ii)provide to us, a certified copy of each Relevant Document and any variation to a Relevant Document, entered into after the date of this Agreement with our prior consent by no later than two Business Days after it is signed;

(c)unless we agree in writing:

(i)maintain each Insurance Policy and comply with all of the terms of the Insurance Policy;

(ii)ensure that we are notified within two Business Days of any change made to an Insurance Policy and promptly provide to us, a copy of all notices or other communications you receive under any Insurance Policy;

(d)ensure that:

(i)we (or the Inspection Agent) are permitted to undertake a field inspection in relation to any Approved Inventory Location and your debtor management systems at such times as we require subject to the following:

(A)each type of inspection is not undertaken more than once every half-year after the date of this Agreement (General Field Inspection);

(B)you receive at least than 30 days’ notice; and

(C)we (or the Inspection Agent) and the relevant personnel comply with the Approved Storage Location Operator’s operating procedures and occupational health and safety guidelines;

(ii)we (or the Inspection Agent) have access to all premises and records for the purposes of undertaking such field inspection;

(iii)you, if applicable, procure that the Inspection Agent provides to us a Site Quality Inspection Due Diligence Report in respect of each Approved Inventory Location;

(e)ensure that payments made by each buyer listed in a Borrowing Base Report are made directly to the Nominated Account (as defined in the Facility Details of this Facility) and that all invoices issued to such persons stipulate this; and

(f)comply with your own Risk Management Policy.

5.2Negative Pledge

You undertake to us that, for so long as you have any outstanding obligations or liabilities to us in connection with this Facility, you must:

(a)ensure that the Approved Inventory and Approved Receivables are not subject to any Security Interest except in our favour; and

(b)not sell, assign, dispose of or otherwise deal with any Approved Receivables (or any interest in them) to any person other than us.

6.ADDITIONAL REVIEW EVENT

(a)Each of the following is a review event (Review Event):

(i)any of the following persons is Insolvent:

(A)an Approved Storage Location Operator operating a location where Approved Inventory is stored; or

(B)an Approved Buyer in respect of which any Approved Receivable remains outstanding from that Approved Buyer.

(b)Promptly after you become aware that a Review Event has occurred, you must give us full details of that Review Event and any steps you have taken, or are proposing to take, to remedy it.

(c)You and we agree to enter into negotiations for at least 30 days (Review Period), with a view to agreeing terms on which we would be prepared to offer to provide, fund or maintain all or any of this Facility.

(d)If agreement is reached, you must do all acts and execute all documents as we reasonably require to document, or to protect, preserve or secure our rights and interests under, such agreement.

(e)If agreement is not reached by the end of the Review Period or if you fail to comply with your obligations under clause 6(d), an additional Adverse Event will arise and we may exercise any of our rights set out in this Agreement.

7.ADDITIONAL ADVERSE EVENTS

Clause 11 (Default) of the Business Lending General Terms — which sets out provisions in relation to Default, including Payment Defaults and Adverse Events (and their consequences) — applies to this

Agreement. In addition, as this is a Specialised Facility, an Adverse Event will also occur under this Facility if:

(a)an Approved Insurer of an Insurance Policy held by you is Insolvent; or

(b)clause 6(e) applies.

8.ADDITIONAL CONSEQUENCES OF DEFAULT

If you are in Default and we are entitled to take Enforcement Action, in addition to any other rights and obligations under the Business Lending General Terms:

(a)we (or an Inspection Agent) may undertake an inspection in relation to any Approved Inventory Location and your debtor management systems at any time within ordinary business hours without prior notice (and subject otherwise to clause 5.1(d));

(b)we may require you to take any action that we consider reasonable and appropriate in relation to any Insurance Policy (including requiring you to assign any Insurance Policy to us); and

(c)in respect of an Approved Buyer, we may:

(i)require sales agreements and receivables to be assigned or novated to us; and

(ii)exclude the receivables owing by that Approved Buyer from the Borrowing Base Limit.

9.POWER OF ATTORNEY

(a)You irrevocably, for valuable consideration, appoint us and each of our authorised officers severally to be your attorney (Attorney) to execute and deliver all documents and instructions and do all things under and in connection with any Insurance Policy.

(b)The Attorney may appoint or remove any substitute or delegate or sub-attorney.

(c)You agree to ratify anything done by the Attorney in exercising its powers under this clause.

10.FOREIGN CURRENCY TRANSACTIONS

If the Facility involves a foreign currency and if the amount of a proposed drawing in a Drawdown Notice would cause the Balance Owing in Australian Dollars (when we notionally convert it at our prevailing Exchange Rate) to exceed the Borrowing Base Limit, we may amend the Drawdown Notice so that the Borrowing Base Limit will not be exceeded as a result of such drawing.

11.FEES

In addition to any other fees payable under this Agreement (including those set out in the Facility Details), you must pay the Drawdown Fee in respect of each drawing on the repayment date for that drawing.

12.ACKNOWLEDGEMENT AND CONSENT

You agree and acknowledge that, for the purposes of our ongoing monitoring of the Facility and to assist us to manage our risks under the Facility, we may wish to provide information about you and the Facility to a service provider (including any service provider located outside Australia). You irrevocably consent to this occurring, provided at all times that the service provider has obligations of confidentiality to us.

13.INTERPRETATION AND MEANING OF WORDS

Capitalised terms used in this Annexure with a specific meaning are explained in the Facility Details, the Business Lending General Terms or below.

Advance Rate means the rate corresponding to the relevant inventory category and Approved Storage Location, as follows:

Inventory categoryApproved Storage LocationAdvance RateTier 1 — All:WheatBarleySorghumCanolaPasture Genetics Pty LtdSeed Genetics Australia Pty LtdO’Neil Transport Pty LtdLand Storage and Distribution Pty LtdMonaro Freight Pty LtdTasmanian Freight Services Pty LtdRural Logistix Pty LtdLeocata’s Transport Pty LtdGippsland Couriers Pty LtdK&S Seed Processors Pty LtdLandmark Corporation Pty LtdNorthern Agri Services Pty LtdPursehouse Rural Pty LtdAusWest Seeds Pty LtdHolbrook Seeds Pty LtdMaitland Clean Grain Pty LtdManoora Seeds Pty LtdModra Seeds Pty LtdMorton Seed and Grain Pty LtdUpper Murray Seeds Pty LtdLovitts Seeds Pty LtdTasmanian Seed Dressing and Storage Company Pty LtdAGF Seeds Pty LtdBaker Seeds Pty LtdFrances Seeds Seed Pty LtdLSD ToowoombaLand TSP Pty LtdTatiara Seeds Pty LtdHeazlewood Seeds Pty LtdKongal Seeds Pty LtdPGG Wrightson Seeds Pty Ltd60%Tier 2 — All:LupinsPeasBeansLentilsChick PeasVetchSunflowerWhite CloverMedicLucerne (Alfalfa)SunflowerTriticaleRye GrassFescueOats60%

Approved Buyer means:

(a)a person named, from time to time, as a buyer approved by the insurer (or approved by you exercising a delegated authority granted by the insurer) as being covered under an Insurance Policy;

(b)such other persons approved us in writing,

who purchases goods or services or both from you.

Approved Insurer means:

(a)in respect of Trade Credit Insured Receivables, Atradius; and

(b)in respect of Approved Inventory, an insurer acceptable to us.

Approved Inventory means inventory described in the table in the definition of Advance Rate (including all industry accepted grades and sub type of the types listed as such) which inventory also satisfy the following criteria:

(a)the country of origin is not a Sanctioned Country;

(b)stored in the Approved Inventory Location;

(c)covered by an Insurance Policy; and

(d)pre-sold on standard industry terms.

Approved Inventory Location means each of the following locations:

(a)All ‘Approved Storage Locations’ listed above; and

(b)such other locations as agreed between us and you in writing provided that we are granted a right of entry in form and substance satisfactory to us in respect of each such location.

Approved Receivables means receivables of yours in respect of which:

(a)the buyer is an Approved Buyer;

(b)payment has not remained outstanding for more than 21 days past the invoice due date; and

(c)the invoice is due and payable in full in accordance with terms approved by us and not subject to any dispute, counterclaim or set-off.

Approved Storage Location Operator means all storage locations listed above, or such other operators as you and we agree in writing.

Borrowing Base Limit means the lesser of the Facility Limit and the total of the following:

(a)Advance Rate of the Agreed Average Selling Price of each Approved Inventory that is within the relevant Location;

(b)80% of the book value of Trade Credit Insured Receivables that are within the relevant Buyer Limit (provided that if the resulting amount comprises an amount for an Approved Buyer that exceeds its Buyer Limit, then any amount exceeding its Buyer Limit will be disregarded for the purposes of this calculation).

Borrowing Base Report means a report which provides information in relation to the Approved Inventory and Approved Receivables including:

(a)information in sufficient detail for us to be able to identify type, grade, volume, value and location of inventory and identify amounts receivable from each Approved Buyer;

(b)details of all Approved Inventory, including:

(i)country of origin;

(ii)location;

(iii)product type;

(iv)quantity;

(v)grade;

(vi)average sale price;

(vii)weekly Inventory valuation price (to be calculated using the Current Market Value of Approved Inventory);

(viii)total value;

(c)summary details of each invoice in relation to each Approved Receivable listing amounts owed to you by Approved Buyers including:

(i)name;

(ii)payment terms;

(iii)credit limit;

(iv)invoice reference number;

(v)date of issue of invoice;

(vi)value of invoice; and

(vii)due date for payment in relation to invoice;

(d)a summary sheet showing the calculation made to arrive at the Borrowing Base Limit, such summary sheet to be in the form agreed by us.

Buyer Limit for an Approved Buyer means in respect of a Trade Credit Insured Receivable, the lesser of the limit specified for a buyer under the Insurance Policy and any limit nominated for that buyer by us from time to time.

Contract means a contract for goods or services.

Current Market Value means the current market value calculated using the method determined by us from time to time.

Drawdown Fee means $100 per drawing.

General Field Inspection has the meaning it has in clause 5.1(d)(i)(A) of this Annexure.

Inspection Agent means RSM or any substitute agent appointed by us from time to time.

Insurance Policy means each insurance policy set out below:

(a)an insurance policy issued by an Approved Insurer in your and our name as first loss payee in form and substance satisfactory to us covering commercial default or non-payment (and country risk if applicable) in relation to the payment obligations of the buyer under a Contract and each Invoice related to that Contract;

(b)an insurance policy issued by an Approved Insurer in your and our name as first loss payee in form and substance satisfactory to us covering all risk and any losses and covering 100% of the Approved Inventory; and

(c)any other insurance policy required by us in connection with the inventory and receivables listed in a Borrowing Base Report.

Location Limit, in respect of an Approved Inventory Location, means the limit nominated for that Approved Inventory Location by us from time to time.

Relevant Document means each of the following:

(a)each sales agreement entered into by you on terms substantially the same as the sales terms approved by us;

(b)storage and handling terms approved by us which includes rights for the you or us to control and deal with the stored inventory in agreed circumstances;

(c)each Storage and Handling Agreement on terms substantially the same as the storage and handling terms approved by us; and

(d)your Risk Management Policy.

Risk Management Policy means a risk and collections policy with respect to inventory and receivables management.

Sanctioned Country means a country affected by Australian sanction laws as notified by the Commonwealth Department of Foreign Affairs and Trade at http://dfat.gov.au/international-relations/security/sanctions/sanctions-regimes/Pages/sanctions-regimes.aspx

Site Quality Inspection Due Diligence Report means a site quality inspection due diligence report provided by the Inspection Agent addressed to us setting out the results of the inspection in relation to

[the Inventory and each Approved Inventory Location and covering any other matters as may be notified to you by us.

Storage and Handling Agreement means an agreement between you and an operator of a storage facility.

Tier 1 Approved Inventory means:

•Wheat

•Barley

•Sorghum

•Canola

Tier 2 Approved Inventory means:

•Lupins

•Peas

•Beans

•Lentils

•Chick Peas

•Vetch

•Sunflower

•White Clover

•Medic

•Lucerne (Alfalfa)

•Sunflower

•Triticale

•Rye Grass

•Fescue

•Oats

Trade Credit Insured Receivables means each Approved Receivable that is insured by an Approved Insurer for no less than 90% of the accounts receivable value.

Trade Refinance Facility or this Facility means any Facility titled ‘Trade Refinance Facility’ in the Facility Details to which this Annexure applies.

To:National Australia Bank Limited ABN 12 004 044 937

Level 3

1 Homebush Bay Drive

Rhodes NSW 2138

Attention: Borrowing Base Trade Refinance Team (NAB)

From: S&W Weed Company Australia Pty Ltd (ABN: 44 061 114 814) (Customer or We)

BORROWING BASE TRADE REFINANCE - DRAWDOWN NOTICE

We refer to the Business Letter of Offer between NAB and the Customer dated 13/02/2020 (Agreement).

We request NAB to provide the loan described in this form.

Section A   Request (complete all sections)

Proposed Drawdown Date
Facility Limit (Currency and amount of Facility Limit)	AUD16,000,000.00
Amount (Currency and amount of proposed drawing)
Term of drawing (Number of days)
Drawing Repayment Date

Proceeds of this drawing are to be credited to the Customer’s Nominated Account (as defined in the Agreement).

Section B   Repayment Instructions

On the Drawing Repayment Date, NAB is authorised to debit the Customer’s Nominated Account (as defined in the Agreement), with the Amount plus the applicable interest, fees and charges.

Section C   Borrowing Base Report

☐Copy of the Borrowing Base Report relating to this drawing is attached.

We certify the Borrowing Base Report accompanying this request is true and correct as at the date of this request.

Section D   Acknowledgement and Authority

We agree and acknowledge that:

•	each of the conditions in the Agreement is satisfied on the date of this request except as otherwise notified to NAB.
•	each of the “Promises we rely on” in the Agreement (including in the Borrowing Base Annexure) are true in respect of the facts existing at the date of this request.
•	NAB may amend this request to reduce the amount of the proposed drawing in accordance with the terms of the Borrowing Base Annexure.

This request is governed by the terms and conditions of the Agreement.

This request is irrevocable.

For and on behalf of

(Full name and ACN/ABN of applicant)

By:

(Authorised Signature)(Authorised Signature)

(Name in block letters)(Name in block letters)

BUSINESS LENDING
GENERAL TERMS

Effective 24 June 2019

CONTENTS

1.What to readPage 03

2.How we will work with youPage 03

3.Getting startedPage 03

4.Using your FacilitiesPage 04

5.PaymentsPage 05

6.AccountsPage 06

7.RatesPage 06

8.Fees, taxes and CostsPage 07

9.Promises we rely onPage 08

10.Things you will do, or not doPage 10

11.DefaultPage 11

12.Change in law, anti-money laundering, counter-terrorism financing and sanctionsPage 15

13.Our securityPage 16

14.Changes we may makePage 18

15.Economic Costs and benefitsPage 19

16.CommunicationsPage 19

17.Interpretation, assignment and confidentialityPage 20

18.Meaning of wordsPage 21

1.	What to read

These Business Lending General Terms apply to all Facilities you have with us. They should be read with your Business Letter of Offer which lists the Facilities we are offering you. For each Facility the letter will include:

•	Facility Details (such as the purpose, pricing, limits, expiry date and key financial terms); and
•	•Specific Conditions (these govern the use of that type of Facility, together with these Business Lending General Terms).

The Facility Details and Specific Conditions may make changes to how these Business Lending General Terms apply to a Facility.

2.	How we will work with you

2.1Our promise to you

We will act reasonably and fairly towards you, taking into account your and our respective business interests. That includes whenever we are:

•	considering any request you make; or
•	deciding whether to give our consent or to exercise a right, discretion or remedy; or
•	setting any conditions for doing any of those things.

It’s worth noting that even if we don’t make a decision or do something straight away, we may still do so later on. This includes where we delay or defer doing so, or we temporarily waive a requirement.

2.2Our commitment to good banking practices

Doing the right thing is important to us. That’s why we’ve adopted the Banking Code which sets the standards of practice and service for banks. The Banking Code applies to our relationship with you if you are an individual or a small business as defined in the Banking Code.

You can obtain from us, on request:

•	information on our current rates and standard fees and charges relating to the Facilities;
•

general descriptive information concerning our banking services (including about cheques, account opening procedures, bank cheques, our confidentiality obligations and complaint handling procedures) and concerning the importance of reading the terms and conditions for each banking service we provide to you and informing us promptly when you are in financial difficulty;

•

general descriptive information about the identification requirements of the Anti-Money Laundering & Counter Terrorism Financing Act 2006 and the options available to you under tax file number legislation; and

•	a copy of the Banking Code.

To find out more about the Banking Code, visit nab.com.au and look up “Banking Code”.

3.	Getting started

Before you can use any Facility we will need the following (unless we’ve told you otherwise):

•	a properly accepted Business Letter of Offer (it may be electronically signed);

•	all Security specified in the Business Letter of Offer, satisfactory to us, with original title documents and anything else we need to register the Security and have it as first ranking security;
•	details of any nominated or linked transaction account required in connection with the Facility;
•	if we have asked you to insure any of your assets, evidence that you have obtained insurance we are comfortable with. That may include noting our interest on your policy; and
•	anything else that the Facility Details ask for.

Also, we will need to be satisfied:

•	with any valuation we require of your assets (this must be for a value, and from a valuer, we are comfortable with). See clause 13 for details;
•	with our “know-your-customer” checks;
•	with title, security, insolvency and corporate searches concerning you, any Security Provider and all Security assets. We will arrange these searches and let you know if there are any issues; and
•	you are not in Default. See clause 11 for more details.
4.	Using your Facilities

4.1Basic requirements for each use of a Facility

Once we’ve received everything we need for you to start using a Facility, the basic requirements for each use are:

•

you have given us a Drawdown Notice beforehand (so we have time to check everything is in order and make any funding available). Unless the applicable Specific Conditions say otherwise, we will need this at least 2 Business Days before the requested date of use;

•	in the case of the first use of the Facility, the requested date of use is no later than the Last Date for Drawdown (if any) set out in the Facility Details;
•	in all cases, the requested date of use is a Business Day no later than the Final Repayment Date;
•	the requested use is for a purpose, and meets any other requirement, as specified in the Facility Details;
•

using the requested amount won’t cause any Facility Limit to be exceeded (and if the Facility has different components that you can use, it won’t cause any component amount specified in the Facility Details to be exceeded);

•	each Security remains valid and enforceable and, in the case of a guarantee, no guarantor has ended or limited its obligations; and
•	you are not in Default. See clause 11 for more details.

4.2Facility Limits

The Facility Details specify a limit for use of the applicable Facility, and whether that limit can change. If a Facility has different components that you can use, the Facility Details will also specify each component amount, which is the limit for use of a component.

If you exceed any limit without our agreement, you must pay us the excess immediately. Until you do, we may charge you the applicable Default Interest Rate on that excess amount.

If you ask us in advance, we may let you temporarily exceed a limit. There may be a fee for exceeding your limit, which we will tell you about before we charge it. You will then need to pay us the excess when we ask you or on the date we’ve already agreed you will pay.

4.3Reviewing your Facilities

We may review your compliance with the Bank Documents, your financial position and that of each Security Provider periodically (but at least annually).

You must give us all requested information, documents, consents and assistance in connection with a review. Following a review, we may continue to provide the Facilities on the same terms, or we may notify changes we may make under clause 14 or ask you and any Security Provider to vary Bank Documents or to enter new documents with us.

5.	Payments

5.1Regular payments

You must pay us the amounts, and at the times, set out in the Facility Details and Specific Conditions.

On the Final Repayment Date you must pay all the Facility Amount Owing. We will give you at least 3 months written notice if we intend not to renew any Facility after the Final Repayment Date.

If any amount that we have not already told you about becomes payable under the Bank Documents, we will notify you and provide a reasonable time for you to pay.

5.2What currency must you pay us in?

You must pay us in Australian dollars unless the Specific Conditions say otherwise.

If you pay us in a currency other than the one which was due, we can convert your payment into the due currency. We will act reasonably when making the conversion, but any Costs involved in converting currencies will be added to what you must pay us. Please contact us if you require information about converting currencies.

This also applies if we are debiting an account of yours which is in a different currency to the due currency.

5.3Payment rules

If and when you are required to make a payment under a Bank Document, that payment must be made in full without any set-off, counterclaim, withholding or deduction, except as required by law (for example, where a court order permits). If you do have a dispute about a payment, please contact us so we can seek to resolve this with you as soon as possible.

If a payment falls due on a non-Business Day, you can pay us on the next Business Day unless the
Specific Conditions say otherwise.

If we have not specifically agreed in your Bank Documents how we are to apply a particular payment, we will act reasonably in applying payments we receive for any Facility Amount Owing against your liabilities to us.

5.4Payments under other Bank Documents

In addition to your obligations under clause 5.1, you must pay us all amounts that you are required to pay us under any other Bank Document in relation to credit or financial accommodation that we provide to you, at the times set out in those other Bank Documents.
However, we will only enforce this Agreement for your failure to repay an overdraft or on-

demand facility in another Bank Document if we have complied with our obligations under clause 11.1 (and the Banking Code, if applicable).

6.	Accounts

6.1Dealing with your accounts

The Specific Conditions may require you to nominate or open accounts with us in your name in order to use a Facility. This is for recording transactions for the Facility.

We may also, at any time:

•	open accounts with us in your name to record certain transactions relating to your Facilities; and
•

debit any account held by you (or an account conducted by us in your name) with any Facility Amount Owing that is due and payable, or which we may become liable to pay in respect of a Facility, even if that causes an account to become overdrawn. If there are multiple accounts for your Facility, we can choose which account we debit from.

If you are in Default, we do not need to give you notice of this.

Where an account is overdrawn we may charge you interest on the overdrawn amount at the applicable Default Interest Rate. You must pay us the overdrawn balance of an account within a reasonable time after we ask, but doing so as soon as you can will minimise your costs.

We may sometimes have to adjust the recorded date of a debit or credit to an account. We will act fairly and reasonably in doing so.

6.2Account statements

We will give you any statements for your Facilities and accounts with us as required by the Banking Code, and may do so electronically. Statements of account will be provided every 6 months, unless we agree a different frequency or the Specific Conditions say otherwise.

7.	Rates

The Facility Details and Specific Conditions specify the yearly rates and charges for a Facility. The Facility Details will say whether an applicable rate for a Facility (or, if applicable, for a component of a Facility) is a fixed rate, cap rate, floor rate, floating rate or variable rate, and how rates apply to the Facility. These details also include the available periods that rates apply for (sometimes referred to as interest periods or pricing periods). When a period ends, the next period starts on the last day of the previous period.

7.1Interest calculation and charging

Unless the Specific Conditions say otherwise, we will calculate applicable interest at the end of each day on the outstanding loan or debit account balance for each Facility you have with us, and charge it to you on the last Business Day of each month and on the Final Repayment Date for each of your Facilities.

Unless paid when charged, the interest will be debited to an account you have with us or added to the Facility Amount Owing. This could mean you have to pay interest on any unpaid interest charged to you.

Daily interest is calculated at the annual interest rate divided by 365. For foreign currency Facilities, to get the daily rate we divide by 365 if in Fiji Dollars (FJD), Pounds Sterling (GBP) or Hong Kong Dollars (HKD), or by 360 in all other cases.

7.2Variable rates and floating rates

If a variable rate or a floating rate applies to your Facility (or any applicable component of your Facility), the rate will be made up of an “indicator rate” plus one or more margins, each as specified in the Facility Details and applicable Specific Conditions. A variable rate or a floating rate therefore may change from day to day with changes in the indicator rate or in a margin.

You can contact us to find out the indicator rate. If an indicator rate is less than zero, it will be deemed to be zero for determining the applicable rate for your Facility.

7.3Indicative rates

A rate listed in the Facility Details as ‘indicative’ or a ‘current rate’ is a guide only, and may not be the actual rate that applies. The Specific Conditions explain how the actual rate is determined and advised to you.

7.4Default Interest Rate

It is important that you pay all amounts on time and don’t exceed your Facility Limits. The applicable Default Interest Rate will apply and be calculated at the end of each day on the following amounts (unless we’ve agreed otherwise):

•	any overdue amount of a Facility Amount Owing;
•	any amount overdrawn under an account you have with us; and
•	any use of a Facility above a Facility Limit.

The rate applied each day is the applicable Default Interest Rate divided by 365.

Interest at the applicable Default Interest Rate is charged to you on the last Business Day of each month and on the Final Repayment Date for each of your Facilities. Unless paid when charged, the interest will be debited to an account you have with us or added to the Facility Amount Owing. This could mean you have to pay interest on any unpaid interest charged to you.

8.	Fees, taxes and Costs

8.1Fees

You agree to pay us each fee, charge, premium or other amount and at the times, specified in the Bank Documents. Unless otherwise stated, these amounts are not charged on a pro-rata basis and once paid, are not refundable.

8.2Taxes and Costs

You agree to pay or reimburse us for all taxes and reasonable Costs incurred from time to time relating to:

•	the Bank Documents, the Facilities you have with us and any transactions under them;
•	title, security, insolvency and corporate searches concerning you, any Security Provider and all Security assets;
•

preparing, registering and maintaining any financing statement or financing change statement (each as defined in the PPS Law) in relation to a Security, or taking any other action that in our reasonable opinion is necessary;

•	preserving and maintaining the assets and property the subject of the Security (such as by paying insurance, rates or taxes for the property, including any interest, penalties and fines);
•	a variation, release or discharge of any Bank Document, or giving a consent or approval or waiving a requirement in connection with a Bank Document;
•	us acting or relying in good faith on any notice or other communication from you (or genuinely believed by us to be from you) including any email and any attachment to any email;
•	a Default or us exercising or enforcing our rights (or reasonably considering or attempting to do so) under the Bank Documents; and
•	the costs or remuneration of, or any amounts payable by us to any External Administrator appointed by us.

8.3You indemnify us

You also indemnify us (and our officers, employees, contractors and agents), and must pay to us on demand amounts equal to any loss, damage or Costs arising as a result of or in connection with:

•	any of the payment and reimbursement obligations listed in clause 8.2; and
•	us preserving or enforcing our rights (or reasonably considering or attempting to do so) under the Bank Documents.

You don’t have to pay, reimburse or indemnify us:

•

to the extent our fraud, negligence or misconduct (or the fraud, negligence or misconduct of our officers, employees, contractors and agents) contributed to the relevant loss, damage or Costs being incurred; and

•	if you are a Small Business, to the extent any fraud, negligence or misconduct by an External Administrator appointed by us contributed to the relevant loss, damage or Costs being incurred.

We need not have incurred an expense or made a payment before enforcing a payment, reimbursement obligation or indemnity.

8.4GST

Unless otherwise specified, all amounts referred to in the Bank Documents are exclusive of GST. If we are liable to pay GST or a similar tax on a supply (as defined in relevant GST legislation) made in connection with a Bank Document, you must pay us an additional amount equal to the consideration payable for the supply multiplied by the prevailing GST rate.

9.	Promises we rely on

We are relying on some important promises from you to provide the Facilities. These promises are given when you or a Security Provider sign any Bank Document, and again while using a Facility.

9.1Promises about you and the Security Providers

You promise that:

•	you hold all necessary approvals, licences, registrations and permits required to run your business;
•

the financial information given to us by you and each Security Provider, or on your or a Security Provider’s behalf, gives an accurate and up to date view of your and each Security Provider’s financial positions;

•	you have not withheld any information from us which might reasonably be expected to affect our decision to provide any Facility to you;
•	you don’t have a material dispute with anyone;
•	entering into the Bank Documents is for your and each Security Provider’s own commercial benefit;
•	you are not Insolvent;
•	no Security Provider is Insolvent;
•	you have told us about all Defaults you are aware of;
•	except as specified in your Business Letter of Offer, you are not a trustee of any trust nor a partner in a partnership;
•	signing the Bank Documents and using a Facility will not cause:
o	you to breach any law of Australia or elsewhere (including sanctions) or any agreement you have with someone else; or
o	any payment obligation you owe to anyone to become due earlier than scheduled;
•	you have told us about any Security Interest granted by you or a Security Provider to anyone else;
•

you, and each Security Provider, will not remove, sell or dispose of, or grant or permit the creation of, any interest (including a Security Interest) in any property or assets secured under a Security (or try to do so) unless we give our consent;

•	you are currently complying with your obligations to us under this Agreement and any other Bank Document; and
•	if you have a Specialised Facility or you are not a Small Business, any Financial Covenants are complied with.

9.2Trustee promises

If you enter into a Bank Document as a trustee, your liability to us is supported by you personally, your own assets and the trust assets. You also promise that:

•	you are the only trustee of the trust and no steps have been taken to remove you as trustee;
•	you have power and authority to enter into the Bank Documents and are doing so in good faith, for a proper purpose and for the benefit of all of the beneficiaries of the trust;
•	you have the right to be fully indemnified out of the trust assets for obligations incurred as trustee under the Bank Documents ahead of the beneficiaries’ claims;
•	you are not in breach (however described) under the terms of the trust;
•	you will not without our prior written consent:
o	amend the trust deed;
o	cease to be the only trustee; or
o	breach your duties as trustee of the trust.
•	the trust has not vested or terminated; and
•	true copies of the trust documents have been provided and they disclose all the terms of the trust.

9.3Partnership promises

If you enter into a Bank Document as a partner of a partnership, you promise that:

•

you have the full power and authority on behalf of the partnership (including under any partnership agreement) to sign and comply with the Bank Documents as a partner to bind the partnership, and doing so is for the proper business of the partnership; and

•	true copies of any documented partnership agreements have, if requested by us, been provided by you and they disclose all the terms of the partnership.

10.	Things you wilt do, or not do

We are relying on your agreement to do, or to not do, certain things, as set out in the Bank Documents. This applies for as long as you have a Facility or otherwise owe us any money.

You will:

•	keep your business and financial records in good order;
•	not significantly change the nature of your business without our consent;
•	maintain insurance for your business, assets and premises for a reasonable amount. You will take out more insurance if we ask you to; and
•	let us know straight away if you become aware of a Default or if you think one is reasonably likely to occur, or if anything happens which means that any of the promises in clause 9 becomes untrue.

41.1Trustees

If you enter into a Bank Document as a trustee you will:

•	give us copies of all of the trust documents we ask for;
•	when we ask, exercise your right to be indemnified out of the trust assets to satisfy any liabilities under the Bank Documents; and
•	comply with the terms of the trust and ensure that your rights as trustee have priority over the beneficiaries’ interests.

You agree not to do any of the following without our written consent:

•	end the trust, or distribute trust assets;
•	change the trust terms;
•	change the trustee of the trust;
•	allow a Security Interest to exist over any trust asset;
•	(if the trust is a unit trust) issue units to any person who is not a unit holder on the date of your Business Letter of Offer.

10.2Partnerships

If you enter into a Bank Document as a partner of a partnership, you must make sure that:

•	each partner complies with its obligations as a partner of the partnership;
•	the partnership’s records are in good order;
•	you obtain our written consent before:
o	any changes are made to the partners or the terms of the partnership;
o	the partnership is terminated, or its property distributed;
o	taking action which could make it harder for a partner to comply with a Bank Document; or
o	mixing partnership assets with other assets.

10.3Self-managed superannuation funds

If you are a trustee of a self-managed superannuation fund regulated under the Superannuation Laws, you need to comply with those laws.

If you wish to use a Facility to buy an asset, you will need to sign and comply with the terms of a Superannuation Deed in a form acceptable to us.

Our recourse to your fund will be limited in accordance with the terms of the Superannuation Deed. Please note that the terms of the Superannuation Deed prevail over any inconsistent term in another Bank Document.

Due to the requirements of the Superannuation Laws, despite any other term in a Bank Document you must not redraw any amount you repay under a Facility. The reasons you must not redraw include that your superannuation fund may not comply with the Superannuation Laws if a redraw occurs and there may also be adverse tax consequences for your superannuation fund. We recommend you seek your own independent taxation, legal and financial advice.

If you have used a Facility to buy an asset, you agree to not overdraw your accounts and to pay, or direct your security trustee to pay, us any proceeds received:

•	from any insurance claim relating to the asset, before repaying the Facility Amount Owing; and
•	if the asset is compulsorily acquired, sold or otherwise disposed of, immediately following receipt.

10.4Co-operation

You will immediately give us any document or information we reasonably ask for and do what we reasonably require to give full effect to the Bank Documents.

11.5What if you don’t comply with your promises?

Even if you are not in Default at the time, if you or a Security Provider don’t comply with promises or other obligations in a Bank Document, we may contact you and invite you to discuss your situation with us and the options available to assist you to meet your obligations.

If we determine a failure to comply is continuing, and is reasonably likely to have a significant negative impact on:

•	you or a Guarantor being able to make any payment due under a Bank Document; or
•	our credit or security risk (or our ability to assess these) — for example, our ability to recover any Facility Amount Owing or the value of any Security; or
•	our legal or reputation risk,

we may review your Facilities. Any outcome of a review does not affect our rights if later you are in Default. Clause 11 sets out when you are in Default and the consequences.

You must give us all requested information, documents, consents and assistance in connection with a review. Following a review, we may continue to provide the Facilities on the same terms, or we may notify changes we may make under clause 14 or ask you and any Security Provider to vary Bank Documents or to enter new documents with us.

Also, if you are not a Small Business, as a result of a review we may notify you that:

•	we no longer wish to continue the Facilities, in which case you will need to pay us the Facility Amount Owing within 90 days (or such later date we advise you); or
•

a failure to vary Bank Documents or to enter new documents with us by a certain date will require you to pay us the Facility Amount Owing within a further 90 days (or such later date we advise you), failing which you will need to make that payment.

11.Default

Defaults are events or circumstances (sometimes outside your control) which may impact upon your or a Guarantor’s ability to meet their respective obligations under a Bank Document, or which are outside our credit policies.

There are two types of Default, and each has different consequences and timeframes before we may become entitled to take Enforcement Action:

•	a Payment Default — see clause 11.1; and
•	specific events of non-monetary default (referred to as Adverse Events) — see clause 11.2.

If you have an overdraft or on-demand facility the applicable Facility Details or Specific Conditions may also provide that we can require repayment without notice, whether or not there is a Default.

11.1Payment Defaults and consequences

What is a Payment Default?

A Payment Default occurs if you don’t meet all your payment obligations under this Agreement, including those in clause 5.

What are the consequences of a Payment Default?

If a Payment Default occurs you are in Default, but we will give you a notice that a Payment Default has occurred allowing at least 30 days (or 7 days if you are not a Small Business) to remedy it.

However, we may give you a shorter notice period, or no notice period (or if you are not a Small Business, we do not need to give you any notice), if:

•

based on our reasonable opinion, it is necessary for us to act to manage an immediate risk, for example, if we became aware that you were attempting to sell any assets or property secured under a Security contrary to the terms of a Bank Document;

•	you are Insolvent, or enforcement action is taken against you by us or another credit provider;
•	we believe, on reasonable grounds, that you or a Guarantor have not complied with the law or any requirement of a statutory authority; or
•	we have already given you a period to remedy an Adverse Event under clause 11.2.

We can immediately take any or all of the Enforcement Actions listed in clause 11.4 where:

•	a Payment Default is not remedied within the required notice period set out in any notice given under this clause (or within any longer period we allow);
•	we give a notice under this clause but are not required to give a notice period; or
•	we are not required to give a notice.

11.2Adverse Events and consequences

What is an Adverse Event?

An Adverse Event occurs if any of the following occurs (whether or not within your control):

•	Insolvency:
o	you are Insolvent;
o	a Guarantor is Insolvent;
•	Loss of capacity: you or any Guarantor no longer has legal capacity;
•	Creditor enforcement: enforcement proceedings are taken against you or a Guarantor, or your or their assets, by another creditor;
•	Cross default:
o

early repayment is required under a separate financing arrangement you or a Guarantor has with us, or default based action is taken against you or a Guarantor by us, due to an event of default which is of the same kind as an Adverse Event in this Agreement;

o	if you are not a Small Business, you are, or any Guarantor is, in default (however described) under any Security or other document, agreement or arrangement with us;

•

Breach of law: we believe, on reasonable grounds, that you, your agent or a Guarantor have not complied with the law or any requirement of a statutory authority, or it becomes unlawful for you or us to continue with a Facility;

•

Misrepresentation: you or a Guarantor gives us information or makes a representation or warranty to us (including any promise made under any Bank Documents) which is materially incorrect or misleading (including by omission);

•	Improper use of Facility: you use a Facility for a purpose not approved by us;
•

Improper dealings with assets: without our consent, your assets or a Guarantor’s assets are dealt with, or attempted to be dealt with in breach of this Agreement, any Security or any other agreement with us;

•	Failure to provide financial information: you or a Guarantor do not provide financial information required by any Bank Documents;
•	Failure to maintain licence or permit: you or a Guarantor do not maintain a licence or permit necessary to conduct your respective businesses;
•

Failure to maintain insurance: you or a Guarantor do not maintain insurance required by any Bank Documents. This includes, for example, where the insurance becomes unenforceable because of any action or inaction by you;

•	Change of control: without our consent, there is a change in the legal or beneficial ownership, or management control of you or a Guarantor, or of your or a Guarantor’s business;
•	Change of status, capacity or composition: without our consent, there is a change in the status, capacity or composition of you or a Guarantor; and
•	Specialised Facilities and Financial Covenants: if you have a Specialised Facility, or you are not a Small Business:
o	any ‘Financial Covenant’ specified in this Agreement is not complied with; or
o	an event or circumstance specified in this Agreement as an ‘Adverse Event’ occurs.

If you are not a Small Business, then references to “Guarantor” above are read as references to “Security Provider”.

What are the consequences of an Adverse Event?

If an Adverse Event occurs, then you are in Default.

You must promptly give us any information we ask for concerning an Adverse Event.

If an Adverse Event has occurred which by its nature is material, or we reasonably consider has had, or is likely to have a significant negative impact on:

•	you or a Guarantor being able to make any payment due to us under any Bank Document;
•	our credit or security risk (or our ability to assess these) — for example, our ability to recover any Facility Amount Owing or the value of any Security; or
•	our legal or reputation risk where the Adverse Event is one described above under ‘Breach of law’, ‘Misrepresentation’ or ‘Improper use of a Facility’,

then we may issue a notice (“Adverse Event Notice”).

An Adverse Event Notice will allow you at least 30 days to remedy the Adverse Event (if it can be remedied) or to submit to us a plan to resolve the Adverse Event to our satisfaction.

If, after the period specified in the Adverse Event Notice:

•	the Adverse Event has not been remedied to our satisfaction; or
•	your plan to resolve the Adverse Event was not satisfactory to us,

then we may give you a further notice that the Adverse Event has not been remedied and allowing at least 7 days (or a longer period required by law) to remedy the Adverse Event. However, we may give you shorter notice periods than those described above or no notice periods (or if you are not a Small Business, no notices), in relation to an Adverse Event where, based on our reasonable opinion, it is necessary for us to act to manage an immediate risk, for example, if we became aware that you were attempting to sell any assets or property secured under a Security contrary to the terms of a Bank Document.

We can immediately take any or all of the Enforcement Actions listed in clause 11.4 where:

•	an Adverse Event is not remedied within the required notice period set out in any notice given under this clause (or within any longer period we allow); or
•	we give a notice under this clause but we are not required to give a notice period; or
•	where we are not required to give a notice.

If an Adverse Event is not material or does not have the impact as described above, then we may ask for further information, but we will not take any further action.

11.3What if another Default occurs during the remedy period?

Even if you remedy a Default during the applicable remedy period specified in a notice, we may still take Enforcement Action if another Default of the same type has arisen during that period.

11.4Enforcement Actions

After any applicable steps and time periods described above, when you are in Default we can take any or all of the following Enforcement Actions:

•	by notice to you, make any Facility Amount Owing immediately due and payable without the need to give any further notice other than as required by law;
•	by notice to you, cancel the Facilities with immediate effect;
•	by notice to you, cancel or reduce all or any part of a Facility Limit (or if applicable, a component limit) with immediate effect;
•

close out any treasury transactions we have entered into in relation to a Facility (such as hedging, money market or currency transactions) and set-off any resulting amounts we owe you against any Facility Amount Owing;

•	continue to charge interest at the applicable Default Interest Rate on any overdue amounts (including interest);
•

at our discretion, apply amounts we receive in respect of any Facility Amount Owing to any part of the Facility Amount Owing which you are then obliged to pay. We may do so even if you ask or direct us otherwise, but we will act reasonably in the circumstances and in accordance with the law;

•	sue you for any Facility Amount Owing; and
•	enforce any Security.

11.5Concurrent notices

We, or an External Administrator, may give you any other notice that is required by law in connection with enforcing a Security Interest at the same time as we give you a notice under this clause 11.

11.6Appointment of consultants

We may appoint a consultant at any time to investigate and report to us on your or a Guarantor’s business, and on compliance of any party with the Bank Documents.

If, based on what we know or suspect, we think a Default exists or is likely to exist in future you will, if we ask, pay our reasonable Costs in relation to the consultant, or appoint a consultant we nominate or approve on terms acceptable to us. We can charge all related Costs that you have to pay to any of your accounts.

You will help us and the consultant as soon as you are asked to.

Where you have paid the Costs of the consultant, we will (unless the consultant is a lawyer) give you a copy of our instructions to the consultant and extracts of their report in accordance with industry guidelines published by the Australian Bankers Association Inc.

Investigated parties are not required to adopt any recommendation, but if they do we are not responsible for it.

11.7Set-off and combining your accounts

We may at any time:

•	combine and amalgamate any two or more accounts held by you (or an account conducted by us in your name) with us;
•	set off or transfer any credit balance on any such account towards satisfaction of any amounts due and owing by you to us (whether alone or with any other person); and
•	do anything reasonably necessary to enable us to do this, such as converting currency using our exchange rate.

However, if you are a Small Business, we will not exercise these rights unless either we give you notice or there is a Default. Otherwise, we will notify you after exercising these rights.

12.	Change in law, anti-money laundering, counter-terrorism financing and sanctions

12.1Consequences of a change in law

If the law changes and we reasonably believe that it will be against the law for us to provide or continue to provide a Facility to you, we will:

•	let you know as soon as we can; and
•	work with you to ensure the law is being complied with.

If we are required by law to ask you to pay back some or all of the amounts you owe us we will give you as much notice as the law allows.

12.2Increased costs or reduced amounts received

If any law or prudential standards, policies or requirements applying to us changes and we reasonably believe that there will be:

•	a material increase in the cost to us of providing or maintaining the Facilities; or
•	a material reduction in the effective return or amount we are able to receive in relation to a Facility,

then we will let you know as soon as we can and try to eliminate or reduce the amount of the adverse impact on us.

To the extent that we cannot eliminate or reduce the amount of the adverse impact you must compensate us for that amount.

12.3Anti-money laundering, counter-terrorism financing and sanctions

You must comply, and must ensure each Security Provider complies, with all applicable requirements relating to anti-money laundering, counter-terrorism financing or sanctions.

We may take, or avoid taking, any action (for example, we may delay, block or refuse to process any payment or other transaction) if in our reasonable opinion to do otherwise may:

•	breach any law of Australia or elsewhere (including any sanctions); or
•

result in a fine being imposed on, or any other regulatory action being taken against, us, any of our subsidiaries, any body corporate that is directly or indirectly related to us, or any entity with whom we have entered into arrangements in connection with any services provided under the Facilities.

12.4Regulatory events

From time to time, our ability to provide the Facilities to you may be interrupted, prevented, delayed or otherwise adversely affected by regulatory events such as the application of anti-money laundering or counter-terrorism financing laws or sanctions, changes in law or prudential standards, policies or requirements applying to us, or by the actions of a regulatory authority.

If you are affected by, or suffer a loss due to a regulatory event, we, our subsidiaries and related bodies corporate are not liable and are not required to challenge or mitigate the effect of the regulatory event on you or on us.

If we are liable, our liability is limited to re-supplying the Facilities to the extent that we are able to and are allowed to by law.

You agree that we can share information with other financial institutions and regulatory authorities about you, the Facilities, a regulatory event or another person connected with any of them.

If we ask, you agree to promptly provide us with any document or information about yourself, the Facilities or any person connected with you or the Facilities and to help us manage risk, comply with our obligations or obtain any consent we need.

13.	Our security

13.1Valuations

At any time we reasonably require we may instruct a valuer to value any Security and any property that is the subject of any Security. A valuation may be obtained in order to assess:

•	the value of assets the subject of a Security or proposed Security;
•	our credit and security position for existing or prospective Facilities; or
•	compliance with Financial Covenants (where applicable) or any other conditions in this Agreement, or for any other purpose we tell you about

You agree to:

•	co-operate with the valuer;
•	pay when asked any fees and charges in connection with the valuation; and
•

comply with every reasonable request to provide assistance to the valuer including providing authorisations, relevant information, records, access to individuals, premises and business equipment used in the conduct of your business.

Unless we have commenced enforcement proceedings (as defined in the Banking Code), where you have paid (or reimbursed us) for a valuation of commercial or agricultural real property, we will provide you with a copy of that valuation and the instruction to our valuer. We may require you to acknowledge in writing that you accept our reasonable limitations on your use of the valuation before we provide it to you. We will also give you the benefit of any additional rights you have under the Banking Code to receive valuation information from us.

Please note that we and the valuer are not responsible or liable to you or any Security Provider for the contents of a valuation.

13.2Protecting our security position

If we think that a PPS Law:

•	applies or will apply to, or in connection with, a Bank Document; and
•	does, or may adversely affect our security position, our rights or obligations in connection with a Bank Document,

we may ask you and you will help us immediately at any time including by:

•	providing us with all information we request and taking all actions to help us perfect the Security;
•	amending any Bank Document or executing any new Bank Document; and
•	to continuously, or as and when we require you to, perfect any Security so it has priority and protection from loss, termination and diminution.

13.3Personal property security policies and steps

You will promptly take all reasonable steps which are prudent for your business in connection with the PPS Law, such as registering any Security Interests you receive in the ordinary course of your business. Where appropriate or when we ask you to, you will identify, protect and achieve the highest priority reasonably available for your Security Interests.

13.4Change of details

You must notify us in writing at least 14 days before:

•	you or any Security Provider, trust or partnership changes its name;
•

any ABN, ACN, ARBN or ARSN allocated to you or any Security Provider, trust or partnership changes, is cancelled or ceases to apply to it (or if it does not have an ABN, ARBN or ARSN, one is allocated, or otherwise starts to apply to it); or

•	you or any Security Provider becomes trustee of a trust, or a partner of a partnership not stated in your Business Letter of Offer.

13.5PPS Law waiver

You waive, to the extent permitted under the PPS Law, your right to receive any notices we are required to give under the PPS Law.

13.6PPS Law disclosure

You agree not to disclose or authorise the disclosure to any person any information of the kind described in section 275(1) of the PPS Law or to waive your duty of confidence to us.

14.	Changes we may make

We may need to make changes to your Facilities from time to time. We may make some changes without your consent, some changes occur automatically and some changes require your agreement. We promise to act reasonably when we make any changes.

14.1Types of changes we may make

We may make the following types of changes without your consent:

•	introduce a new fee, charge or premium;
•	change the amount of a fee, charge or premium, how it is calculated or when it is charged;
•

change a rate (other than a fixed rate) or the Default Interest Rate, including by changing or replacing the relevant indicator rate or a component used in determining a rate, or by changing, adding or removing a margin (including by making a margin positive or negative);

•	change your repayment obligations, including the amount of or timing for any repayment, or your repayment type;
•	change the frequency with which interest is debited or credited; and
•	make necessary changes due to a change in law, to comply with or our prudential obligations as a bank, or as required by the Banking Code.

Any other changes to a Bank Document will need your agreement.

14.2When we will notify you of changes we make

We will give you at least 30 days’ notice of a change we make, except as follows:

•

If we change an interest rate, including any indicator rate, we will comply with the notice requirements in the Banking Code and tell you no later than the date of the change — unless we are not able to because the interest rate is calculated according to a money market or other external reference rate, or a rate otherwise designated as a variable or floating rate.

•

If we reasonably consider a change (other than a change to interest rates) will be unfavourable to you and the same change is not being made to similar facilities of our other small business customers, we will give you at least g0 days’ prior written notice of the change (however, we may give you a shorter notice period, if we believe doing so is necessary for us to avoid, or to reduce, a material increase in our credit risk.

•

If there is a change to, or introduction of a government charge that you pay under your Facility, we will tell you about it reasonably promptly (however, we do not have to notify you if it is publicised by the government).

•

If there is a change that reduces your obligations (for example, a reduction in a rate or fee), we may give you a shorter notice period, or no notice period, if not inconsistent with the Banking Code. However, we will give particulars of any such change as soon as reasonably possible, even if this is after the change takes effect.

•

If repayment amounts have changed as a result of a change in a variable rate (for example a
Business Options Loan where a variable rate applies), we may not provide notice of the change in repayment amount. A change in repayment amounts as a result of a change in a variable rate may not happen immediately, but will generally occur up to 12 months after a variable rate change. In cases where a variable rate has changed but the repayment amount has yet to be re-calculated to reflect the rate change, the portion of your repayment amount allocated to paying down your principal may change until such time the repayment amount has been re-calculated. For example:

o

If the variable rate goes up, your repayment amount will generally go up in the
12 month period after the rate changes. Until that happens, your total repayment amount will not change, but the breakdown of your interest and principal repayments will - the portion of your repayment amount allocated to paying down your principal will go down (and you will pay more interest).

o

If the variable rate goes down, your repayment amount will generally go down in the 12 month period after the rate changes. Until that happens, your total repayment amount will not change, but the breakdown of your interest and principal repayments will — the portion of your repayment amount allocated to paying down your principal will go up (and you will pay less interest).

If you require more information about your repayments, or want to change your total repayment amount (for example, if you want to increase your repayment amount so that you are paying the same amount of principal when interest rates go up), please contact us.

14.3How we will tell you about changes we make

We will notify you of changes we make by either writing to you or putting an advertisement in national or local media.

14.4What you can do if you don’t like a change

If you don’t agree with a change we make or are proposing to make, you may terminate the Facilities by notifying us in writing and repaying us each Facility Amount Owing. Economic Costs may be payable (see clause 15).

15.	Economic Costs and benefits

An ‘Economic Event’ occurs if all or part of a Facility is being re-priced by agreement, or becomes payable or is cancelled, repaid or discharged early for any reason (including following a Default).

There are no early termination fees on your Facilities under this Business Letter of Offer. However, if an Economic Event occurs, we may need to liquidate funds or deposits or terminate, reverse or vary an agreement, arrangement or transaction we entered into to hedge, fix or limit our effective cost of funding or maintaining all or part of a Facility. In that case, we will determine and advise you of any resulting Economic Costs to us, or whether there is a benefit to you of any net amount of returns and gains obtained by us, including because of any changes in rates applicable to a Facility (all other things being equal).

You must pay us the amount of any advised Economic Costs, and if applicable to your Facility, we will pay you the amount of any net returns and gains we obtain.

Please note that the amount of Economic Costs you may need to pay following an Economic Event can be significant, and will increase the Facility Amount Owing.

16.	Communications

16.1How we will communicate

Notices, statements, certificates and other communications from us can be:

•	given to you personally;
•	left at or posted to your address last nominated by you;
•	sent by facsimile to your fax number last nominated by you;
•	given to you by notifying you through an electronic service provided by us that information is available electronically;
•	published in the press or at nab.com.au; or
•	given to you electronically by:

o	short message service (SMS) to your mobile telephone number or email; or
o	notifying you by short message service (SMS), or by email, of information on our website.

We will use your last nominated mobile number or email address for notices. You may change your nominated email address or mobile number, by giving us notice or calling us on 13 10 12. On request, we will provide you with paper copies of any notices or communications sent to you (seven years from the time the information is given). You must check your email and mobile phone regularly.

Your Specific Conditions also may specify how we will communicate some types of information to you.

If we send a document or communication to you by ordinary post, you are taken to have received it 7 Business Days after it was posted.

A document or communication sent by facsimile is received by you at the time and date shown on the delivery receipt.

A document or communication sent by another form of electronic communication (such as SMS or electronic mail) is taken to be received when it enters your information system as recipient.

A document or communication published in the press or on the internet is taken to be received by you when it is first published.

16.2Communications from you

Written communications from you must be signed (including electronically) by you (or by a director or another person we have approved in the case of a company or another entity).

16.3Telephone recording

We may record some conversations with you. We will notify you before we do so or use the recording for any external purpose.

16.4Contacting us for further information

For further information call 13 10 12 or visit nab.com.au.

17.	Interpretation, assignment and confidentiality

17.1How this document is to be understood

We have tried to make the Bank Documents fair and reasonable. However, if any Law applies to make part of a Bank Document inoperative then the intention is for it to be interpreted in a way which preserves as much of the Bank Document and its operative effect as the law allows.

17.2Applicable law

This document is governed by the laws of the state or territory where the office issuing this document is located. You agree to any court dispute being conducted in the courts of that place.

17.3Assignment

We may assign or otherwise deal with our rights under the Bank Documents in any way we consider appropriate (subject to the Banking Code if you are a small business),If we do so, you agree to help us including by signing any document or providing consent. We may disclose any information or document to do so. You cannot assign your rights under the Bank Documents without our prior written consent.

17.4Confidentiality

We and you agree to keep any information provided to each other and the Bank Documents confidential. We and you will only disclose that information:

•	to our respective officers, employees, legal and other advisers and auditors;
•	to an External Administrator;
•	to third parties with the consent of the other party (such consent not to be unreasonably withheld);
•	if required by the rules of any relevant financial market or if allowed or required by law; or
•	if there is a regulatory event (as described in clause 12).

We may also disclose that information:

•	if we are assigning or otherwise dealing with our interest under any of the Bank Documents or proposing to do so;
•	to register or maintain our Security;
•	to enforce our rights under any of the Bank Documents; or
•	to any Security Provider(or to a person we believe may become a Security Provider), but on the same confidential basis set out above.

17.5Law and legislation

Unless the context requires otherwise, a reference in the Bank Documents to legislation or other law or a provision of them includes regulations and other instruments under them, and any consolidation, amendment, re-enactment or replacement.

18.	Meaning of words

The meanings of some words used in your Business Letter of Offer and these Business Lending General Terms are set out below, or may otherwise be explained in your Business Letter of Offer.

Adverse Event has the meaning given in clause 11.

this Agreement means the agreement between you and us in relation to the Facilities, as set out in the applicable Bank Documents.

Bank Documents means:

•	your Business Letter of Offer;
•	the documents listed at the start of that letter (including this Agreement, these Business Lending General Terms, Specific Conditions and the Business Banking Fees: A Guide to Fees and Charges);
•	any Security; and
•	any other document, agreement or arrangement you have with us from time to time.

Banking Code means:

•	if the parties enter into this Agreement prior to 1 July 2019, the Code of Banking Practice (2013); or
•	if the parties enter into this Agreement on or after 1 July 2019, the Banking Code of Practice (2019).

Banking Day means a day from Monday to Friday on which we are open for business in Sydney.

Business Day means a day from Monday to Friday on which we are open for business in at least one of our branch locations in Australia.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means our costs, charges, fees, expenses and other outgoings. This includes where we appoint advisers, lawyers or professional consultants and the reasonable expenses incurred by our staff and for the use of our operations, premises and resources.

Default has the meaning in clause 11.

Default Interest Rate means, in respect of a Facility or an overdrawn account as described in clause 6, the rate specified in the Facility Details, and if no rate is specified the default rate (however described) applicable to the nominated or linked account required in connection with the Facility.

Drawdown Notice means a notice requesting use of a Facility, or otherwise giving instructions in relation to a Facility, in a form and substance acceptable to us.

Economic Costs means any Costs and losses following an Economic Event.

Economic Event has the meaning given in clause 15.

Enforcement Action has the meaning in clause 11.4.

External Administrator means a receiver, receiver and manager, administrator, liquidator, provisional liquidator, controller or bankruptcy trustee.

Facility means any bank product we agree to provide to you under your Business Letter of Offer.

Facility Amount Owing means all money which you (whether alone or not) are, or at any time may be, liable to pay us under, or in connection with, a Facility.

Facility Details means the details for each Facility in your Business Letter of Offer.

Facility Limit means a financial limit for use of a Facility or a component of a Facility, as set out in the Facility Details.

Financial Covenant means a covenant specified in this Agreement which requires you to comply with, or report on, specified financial parameters, typically measured against your financial results in your financial statements. If you are:

•	a Small Business, you may need to report on Financial Covenants to help us monitor our credit and security position, as set out in your Business Letter of Offer; and
•	not a Small Business or you have a Specialised Facility, you must comply with a Financial Covenant specified in this Agreement, as noted in clause 9.1.

Final Repayment Date means, in respect of a Facility, the earlier of:

•	the Facility Expiry Date(if any) specified in the Facility Details, or a later date as notified by us to you in writing;
•	the date the Facility Limit is cancelled; or
•	the date the Facility is terminated or otherwise ends,

or if that day is not a Business Day, the next Business Day (unless otherwise stated in the Specific Conditions for that Facility or unless otherwise agreed).

GST means goods and services tax as imposed under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Guarantor means any person who provides a guarantee to us.

A person is Insolvent if:

•	they are (or state they are) insolvent or an insolvent under administration (each as defined in the Corporations Act);

•	they have an External Administrator appointed to them or any of their assets, are in liquidation, in provisional liquidation, under administration or being wound up;
•	execution, distress, or any other process is attempted or imposed regarding any of their undertaking, property or assets;
•

a compromise, arrangement, assignment, moratorium or composition is proposed with, or becomes effective in relation to, their creditors or any class of their creditors (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by us);

•

an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with them, which is preparatory to or could result in any of the things referred to above;

•	they are taken (under section 459F of the Corporations Act) to have failed to comply with a statutory demand;
•	they are the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act;
•	they are a natural person who commits an act of bankruptcy within the meaning of the Bankruptcy Act 1966 (Cth);
•	they are otherwise unable to pay their debts when they fall due; or
•	something having a substantially similar effect to any of the things referred to above happens in connection with them under any law.

Our, We and Us means National Australia Bank Limited ABN 12 004 044 937 and its successors and assigns. Sometimes we refer to ourselves as NAB.

Payment Defaults are described in clause 11.

PPS Law means the Personal Property Securities Act 2009 (Cth).

Security means the ‘Security’ specified in your Business Letter of Offer or any Facility Details, and any other Security Interest granted to or held by us from time to time in connection with a Facility or any Facility Amount Owing.

Security Interest means a document or act creating a security for the payment of money or performance of an obligation. This includes a ‘security interest’ as defined in the PPS Law, and any general security, specific security, mortgage, charge, lien, pledge, guarantee, title retention, right of set—off, assignment of income, garnishee order or monetary claim and flawed deposit arrangements.

Security Provider means a Guarantor and any other person who provides a Security to us.

You are a Small Business, when the total of our business finance credit exposures to you and your related entities (that are businesses) is less than $5,000,000. This includes the total of all your existing debt to us, any undrawn amounts in relation to that debt, and any other credit or financial accommodation provided or being applied for. Your ‘related entities’ are those which fall within the definition of ‘related entity’ under section 9 of the Corporations Act and could include, for example, those entities which we reasonably determine are under common ownership control or management control with you or by you. We may make any such determinations under our aggregate risk exposure policies.

Specialised Facility means a Facility:

•	used to fund property development; or
•

used to fund a specialised lending transaction, which because of its nature, requires additional covenants to help us manage our risks, including margin lending, loans to self-managed superannuation funds, bailment, invoice discounting, construction finance, foreign currency loans and tailored cash flow lending.

Specific Conditions — these are set out for each Facility in your Business Letter of Offer.

Superannuation Deed means a superannuation acquisition financing deed or superannuation financing deed (see clause 10.3).

Superannuation Laws means the Superannuation Industry (Supervision) Act 1993 (Cth).

You means each person identified as “you” in this Agreement and, if there is more than one person, means each person separately and every two or more jointly. It also includes your successors, and if you are a partnership, it includes the partnership as reconstituted from time to time (for example after admission, retirement, death or incapacity of a partner).